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                           REVOLVING CREDIT AGREEMENT



        This Agreement, dated as of August 31, 2000, is entered into by (1) THQ INC., a Delaware corporation (the "Borrower"), (2) the financial institutions listed on the signature pages hereof and each other financial institution that becomes a party hereto pursuant to Section 9.8 (collectively the "Lenders"), and
(3) UNION BANK OF CALIFORNIA, N.A., a national banking association, as administrative agent (in such capacity, the "Agent") for the Lenders, as syndication agent and as arranger.


                                   ARTICLE 1.
                         INTERPRETATION AND DEFINITIONS

        Section 1.1 Definitions. The terms set forth below, as used herein, shall have the respective meanings set forth below.

                "Advances" has the meaning set forth in Section 2.1(a) and includes Sweep Advances.

                "Advance Sublimit" means, for each calendar month (or applicable portion thereof), the amount set forth opposite such month (or applicable portion thereof) in part III of Schedule 1.

                "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling," "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 10% or more of the equity interests having ordinary voting power for the election of directors of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of equity interests, by contract or otherwise.

                "Asset Based Audit" means an audit of the Borrower's books, records and accounting procedures conducted by the Agent or a Person engaged by the Agent.

                "Assignment and Acceptance" means an Assignment and Acceptance substantially in the form of Exhibit D.

                "Authorized Officer" means, with respect to any action, an officer of the Borrower or THQI, as applicable, authorized to take such action pursuant to resolutions of the Borrower or THQI delivered to the Agent from time to time.

                "Borrowing" means a borrowing by the Borrower consisting of Advances of the same Type made by the Lenders on the same day.


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                "Business Day" means a day of the year on which banks are not required or authorized to close in Los Angeles and, if the applicable Business Day relates to any LIBOR Advances, on which dealings are carried on in the London interbank market.

                "Capitalized Leases" has the meaning set forth in clause (e) of the definition of Debt in this Section 1.1.

                "Cash Equivalents" means investments having a term of not greater than one year in (a) obligations issued or unconditionally guaranteed by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof), (b) time deposits and certificates of deposit, denominated in United States dollars, of any commercial bank organized under the laws of the United States of America or any state thereof and having a long-term unsecured debt rating of at least "A" by Standard & Poor's Ratings Group, (c) commercial paper issued by any corporation organized under the laws of any state of the United States of America and having a rating of a least "Prime-1" by Moody's Investors Service, Inc. or "A-1" by Standard & Poor's Ratings Group, (d) investments in money-market funds substantially all of whose assets comprise securities of the types described in clauses (a), (b) and (c) above or (e) other investments agreed to in writing from time to time by the Borrower and the Agent.

                "Claim" means any claim, cause of action, action, dispute or controversy between any of the Credit Parties, on the one hand, and the Agent and/or the Lenders, on the other hand, whether sounding in contract, tort or otherwise, that arises out of or relates to (a) any of the Credit Documents, (b) any negotiations or communications relating to any of the Credit Documents, whether or not incorporated into the Credit Documents or any indebtedness evidenced thereby, or (c) any alleged agreements, promises, representations or transactions in connection with any of the foregoing.

                "Closing Date" means the date on which the first Advance is made, or Letter of Credit is issued, pursuant to this Agreement.

                "Collateral" means (a) the "Collateral" as defined in the Security Agreement and (b) the "Collateral" as defined in the Guarantor Security Agreement.

                "Commitment" has the meaning set forth in Section 2.1(a).

                "Commitment Termination Date" means July 1, 2001.

                "Conversion," "Convert" and "Converted" each refer to a conversion of Advances of one Type into Advances of the other Type pursuant to
Section 2.8, 3.2 or 3.3.

                "Credit Documents" means this Agreement, the Notes, the Security Agreement, the Fee Letter, the Guaranty, the Guarantor Security Agreement, the Letter of Credit Documents and any other documents executed by the Borrower or any other Credit Party from time to time with respect to the subject matter of this Agreement.


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                "Credit Parties" means the Borrower, THQ/Jakks and THQI.

                "Debt" of any Person means, at any date without duplication, (a) all obligations of such Person for borrowed money; (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (c) all obligations of such Person to pay the deferred purchase price of property or services (excluding normal trade payables not overdue that are incurred in the ordinary course of such Person's business); (d) all indebtedness created or arising under any conditional-sale or other title-retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of a default are limited to repossession or sale of such property); (e) all obligations of such Person as lessee under leases that have been or should be, in accordance with generally accepted accounting principles, recorded as capitalized leases; (f) all obligations, contingent or otherwise of such Person under acceptance, letter-of-credit or similar facilities; (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any capital stock of such Person or any warrants, rights or options to acquire such capital stock, valued, in the case of redeemable preferred stock, at the greater of its voluntary and involuntary liquidation preference plus accrued and unpaid dividends; (h) all executory obligations of such Person in respect of interest-rate swap agreements and other similar agreements designed to hedge against fluctuations in interest rates; (i) all Debt referred to in any of clauses (a) through (h) above that is guaranteed directly or indirectly by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Debt or to advance or supply funds for the payment or purchase of such Debt, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss, (iii) to advance or supply funds to maintain working capital or equity capital of another Person or otherwise to maintain the net worth or solvency of such Person (including any agreement in the nature of a support arrangement to pay for property or services irrespective of whether such property is received or such services are rendered) or (iv) otherwise to assure a creditor against loss; (j) all Debt referred to in any of clauses (a) through
(h) above secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts receivable and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt; and (k) any accumulated funding deficiency (as defined in Section 412(a) of the Internal Revenue Code of 1986) for a Plan of such Person.

                "Default" means any Event of Default or any event or condition that, with the giving of notice or the lapse of time, or both, would become an Event of Default.

                "Domestic Sublimit" means, for each calendar month, the amount set forth opposite such month in part II of Schedule 1.

                "Environmental Law" means any Governmental Rule relating to pollution or protection of the environment or any natural resource, to any Hazardous Material or to health or safety, including any Governmental Rule relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of any Hazardous Material.


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                "Environmental Permit" means any Governmental Action required under any Environmental Law.

                "Environmental Proceeding" means any action, suit, written demand, demand letter, claim, notice of noncompliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, any Environmental Permit or any Hazardous Material or arising from alleged injury or threat to health, safety or the environment, including (a) by any Governmental Person for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any Person for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

                "ERISA" means the Employee Retirement Income Security Act of
1974.

                "ERISA Affiliate" means, with respect to any Person, any trade or business (whether or not incorporated) that is a "commonly controlled entity" within the meaning of the regulations under Section 414 of the Internal Revenue Code of 1986.

                "Eurocurrency Liabilities" has the meaning set forth in Regulation D of the Board of Governors of the Federal Reserve System.

                "Event of Default" has the meaning set forth in Section 7.1.

                "Facility Amount" means, for each calendar month, the amount set forth opposite such month in part I of Schedule 1.

                "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three federal funds brokers of recognized standing selected by it.

                "Fee Letter" means the letter agreement dated August 31, 2000 between the Borrower and UBOC concerning fees payable by the Borrower to UBOC for its own account with respect to this Agreement.

                "Governmental Action" means any authorization, approval, consent, waiver, exception, license, filing, registration, permit, notarization, special lease or other requirement of any Governmental Person.

                "Governmental Person" means, whether domestic or foreign, any national, federal, state or local government, any political subdivision thereof, or any governmental, quasi-


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governmental, judicial, public or statutory instrumentality, authority, body or entity, including any central bank and any comparable authority.

                "Governmental Rule" means any treaty, law, rule, regulation, ordinance, order, code, interpretation, judgment, writ, injunction, decree, determination, directive, award, guideline, request, policy or similar form of decision of any Governmental Person or arbitrator.

                "Guarantor Security Agreement" means the Guarantor Security Agreement executed by THQ/Jakks in favor of the Agent, in form and substance satisfactory to the Agent and the Lenders.

                "Guaranty" means the Guaranty executed by THQ/Jakks in favor of the Lenders and the Agent with respect to the Obligations, in form and substance satisfactory to the Agent and the Lenders.

                "Hazardous Material" means any substance or material that is described as a toxic or hazardous substance, waste or material or as a pollutant, contaminant or infectious waste, or words of similar import, in any Environmental Law, including asbestos, petroleum (including crude oil or any fraction thereof, natural gas, natural-gas liquid, liquefied natural gas or synthetic gas usable for fuel, or any mixture of any of the foregoing), polychlorinated biphenyls, urea formaldehyde, radon gas, radioactive matter, and any chemical that may cause cancer or reproductive toxicity.

                "Interest Period' means, with respect to each LIBOR Advance making up part of the same Borrowing, the period commencing on the date of such Advance or the date of the Conversion of any Advance into such an Advance and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each Interest Period shall be 1, 2 or 3 months, as the Borrower may select upon notice (by means of a Notice of Borrowing or a Notice of Conversion/Continuation) received by the Agent not later than 11:00 a.m., Los Angeles time, on the third Business Day before the first day of such Interest Period; provided, however, that

                        (a) Interest Periods commencing on the same date for Advances making up part of the same Borrowing shall be of the same duration;

                        (b) whenever the last day of an Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, unless, if such Interest Period relates to LIBOR Advances, such extension would cause the last day of such Interest Period to occur in the next succeeding calendar month, in which case the last day of such Interest Period shall occur on the next preceding Business Day;

                        (c) not more than 5 different Interest Periods may be outstanding at any one time; and


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                        (d) no Interest Period may end after the Commitment
Termination Date.

                "Inventory" means (a) the "Inventory" as defined in Section 1(b) of the Security Agreement and (b) the "Inventory" as defined in Section 1(b) of the Guarantor Security Agreement.

                "Inventory Turnover" means, for any fiscal quarter, (a) the value of the Inventory of the Borrower and its Subsidiaries as of the last day of such fiscal quarter, calculated at the lower of cost and fair-market value, on a first-in, first-out basis and in accordance with generally accepted accounting principles, divided by (b) the greater of (i) four times the cost of sales for the Inventory of the Borrower and its Subsidiaries for such fiscal quarter and (ii) the aggregate cost of sales for the Inventory of the Borrower and its Subsidiaries for such fiscal quarter and the three immediately preceding fiscal quarters, multiplied by (c) 365 days.

                "Issuing Bank" means UBOC in its capacity as issuer of Letters of Credit hereunder. Each reference in this Agreement to a Lender or the Lenders shall be deemed to include the Issuing Bank.

                "Jakks Pacific" means Jakks Pacific, Inc., a Delaware corporation.

                "Letter of Credit Amount" means the stated maximum amount available to be drawn under a particular Letter of Credit, as such amount may be reduced or reinstated from time to time in accordance with the terms of such Letter of Credit.

                "Letter of Credit Documents" means any and all Letter of Credit Requests, letter of credit agreements and other documents executed from time to time by any Credit Party in connection with the issuance of Letters of Credit.

                "Letter of Credit Request" means a request by the Borrower or THQI for the issuance of a Letter of Credit, either on the Issuing Bank's standard form of letter of credit application or by electronic means.

                "Letters of Credit" has the meaning set forth in Section 2.1(a).

                "LIBOR Advance" means, at any time, any Advance that bears interest as provided in Section 2.6(a)(ii).

                "LIBOR" means, for any Interest Period for each LIBOR Advance that is part of the same Borrowing, the rate per annum obtained by dividing (a) the rate of interest per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) at which U.S.-dollar deposits would be offered to UBOC outside the United States of America 2 Business Days before the first day of such Interest Period, in an amount comparable to the amount of UBOC's LIBOR Advance for such Interest Period and for a term coinciding with such Interest Period, by
(b) a percentage equal to 100% minus the LIBOR Reserve Percentage for such Interest Period.


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                "LIBOR Reserve Percentage" means, for any Interest Period for each LIBOR Advance that is part of the same Borrowing, the reserve percentage applicable on any day not more than 2 Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) for UBOC with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on LIBOR Advances is determined) having a term equal to such Interest Period.

                "Lien" means, with respect to any asset, (a) any lien, charge, option, claim, mortgage, security interest, pledge or other encumbrance or any other type of preferential arrangement of any kind in respect of such asset or
(b) the interest of a vendor or lessor under any conditional-sale agreement, capital lease or other title-retention agreement relating to such asset.

                "Material Contracts" means the THQ/Jakks Operating Agreement and the WWF License Agreement.

                "Multiemployer Plan" means, with respect to any Person, a multiemployer plan, as defined in Section 4001(a)(3) of ERISA and subject to Title IV thereof, to which such Person or any of its ERISA Affiliates is making or accruing an obligation to make contributions, or has within any of the preceding 5 plan years made or accrued an obligation to make contributions, such plan being maintained pursuant to one or more collective-bargaining agreements.

                "Note" means a Revolving Note of the Borrower payable to the order of a Lender, substantially in the form of Exhibit A, evidencing the indebtedness of the Borrower to such Lender resulting from the Advances made by such Lender from time to time.

                "Notice of Borrowing" has the meaning set forth in Section 2.4(b)(i).

                "Notice of Conversion/Continuation" has the meaning set forth in
Section 2.8.

                "Obligations" means all payment obligations of the Borrower outstanding from time to time under this Agreement and the other Credit Documents, whether for principal, reimbursement of drawings under Letters of Credit (including contingent reimbursement obligations under outstanding Letters of Credit), interest, fees, expenses, indemnification or otherwise.

                "Old Credit Agreements" means (a) the Trade Finance Agreement dated as of December 4, 1998 between the Borrower and UBOC and (b) the Trade Finance Agreement dated as of December 4, 1998 between THQI and UBOC.

                "PBGC" means the Pension Benefit Guaranty Corporation.


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                "Permitted Liens" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding has been commenced: (a) Liens for taxes, assessments and governmental charges or levies to the extent not required to be paid under Section 6.1(c); (b) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's Liens and other similar Liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than 30 days; (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations; (d) easements, rights of way and other minor encumbrances on title to real property that do not render title to the property encumbered thereby unmarketable or materially and adversely affect the use of such property for its present purposes; and (e) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of like nature incurred in the ordinary course of business.

                "Person" means an individual, a corporation, a limited liability company, a partnership, an association, a business trust or any other entity or organization, including any Governmental Person.

                "Plan" means, with respect to any Person, an employee benefit plan (other than a Multiemployer Plan) maintained for employees of such Person or any ERISA Affiliate and covered by Title IV of ERISA.

                "Plan Termination Event" means, with respect to any Person, (a) a Reportable Event described in Section 4043 of ERISA and the regulations issued thereunder (other than a Reportable Event not subject to the provision for 30-day notice to the PBGC under such regulations), or (b) the withdrawal of such Person or any of its ERISA Affiliates from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (c) the filing of a notice of intent to terminate a Plan or the treatment of a Plan under Section 4041 of ERISA, or (d) the institution of proceedings to terminate a Plan by the PBGC, or (e) any other event or condition that could reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, a Plan.

                "Reference" means a judicial reference conducted pursuant to any Credit Document in accordance with the law of the State of California, as in effect at the time the referee is selected pursuant to the judicial reference provision contained in such Credit Document.

                "Reference Rate" means the variable rate of interest per annum established by UBOC from time to time as its "reference rate." Such "reference rate" is set by UBOC as a general reference rate of interest, taking into account such factors as UBOC may deem appropriate, it being understood that many of UBOC's commercial or other loans are priced in relation to such rate, that it is not necessarily the lowest or best rate actually charged to any customer and that UBOC may make various commercial or other loans at rates of interest having no relationship to such rate. For purposes of this Agreement, each change in the


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Reference Rate shall be effective as of the opening of business on the date announced as the effective date of any change in such "reference rate."

                "Reference Rate Advance" means, at any time, any Advance that bears interest as provided in Section 2.6(a)(i).

                "Register" has the meaning set forth in Section 9.8(c).

                "Required Lenders" means, at any time, Lenders owed at least 70% of the Obligations then outstanding or, if no Obligations are then outstanding, Lenders having at least 70% of the Commitments; provided, however, that, if and so long as there are only two Lenders, "Required Lenders" shall mean both of the Lenders.

                "Security Agreement" means the Security Agreement executed by the Borrower in favor of the Agent, in form and substance satisfactory to the Agent and the Lenders.

                "Solvent" means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital.

                "Subsidiary" means, as to any Person, any corporation, limited liability company, partnership, joint venture or other entity of which (a) a majority of the outstanding capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or Persons performing similar functions (irrespective of whether at the time other such capital stock or interests have or might have voting power upon the occurrence of a contingency) or (b) a majority of the interests in the capital or profits of which is at the time directly or indirectly owned by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries; provided, however, that THQ/Jakks shall in any event be considered a Subsidiary of the Borrower. Unless otherwise specified herein, "Subsidiary" means a Subsidiary of the Borrower.

                "Sweep Account" means the Borrower's checking account number xxxxxxxxxx maintained with the Agent in accordance with any and all agreements between the Borrower and UBOC concerning such account.

                "Sweep Advance" has the meaning set forth in Section 2.4(a).

                "Sweep Lender" means UBOC in its capacity as a Lender making a Sweep Advance to the Borrower pursuant to Section 2.4(a).


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                "THQI" means T.HQ International, Ltd., an English corporation.

                "THQ/Jakks" means THQ/Jakks Pacific LLC, a Delaware limited liability company.

                "THQ/Jakks Operating Agreement" means the letter agreement dated October 25, 1999 between the Borrower and Jakks Pacific.

                "Type" refers to the distinction between Reference Rate Advances and LIBOR Advances."

                "UBOC" means Union Bank of California, N.A. in its individual capacity.

                "WWF License Agreement" means the World Wrestling Federation Consumer Products License Agreement dated June 10, 1998 between Titan Sports, Inc., a Delaware corporation, and THQ/Jakks.

        Section 1.2 Accounting Terms. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with generally accepted accounting principles as in effect from time to time, on a basis consistent with the audited consolidated financial statements of the Borrower referred to in Section 5.5.

        Section 1.3 Interpretation. In this Agreement the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute referred to; references to "writing" include printing, typing, lithography and other means of reproducing words in a tangible, visible form; the words "including," "includes" and "include" are deemed to be followed by the words "without limitation"; references to sections (or subdivisions of sections), recitals, exhibits, annexes or schedules are to those of this Agreement unless otherwise provided; references to agreements and other contractual instruments are deemed to include all subsequent amendments and other modifications to such instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Agreement; and references to Persons include their respective permitted successors and assigns.


                                   ARTICLE 2.
                                   COMMITMENTS

        Section 2.1 Commitments.

                (a) Each Lender agrees severally, on the terms and conditions contained in this Agreement, to extend credit to the Borrower from time to time from the Closing Date to the Commitment Termination Date by making funded advances to the Borrower (the "Advances") pursuant to Section 2.4 and participating in letters of credit issued for the account of the


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

Borrower (the "Letters of Credit") pursuant to Section 2.9, in an aggregate amount not to exceed at any time outstanding the amount set forth opposite such Lender's name on the signature pages hereof or, if such Lender has entered into one or more Assignments and Acceptances, set forth for such Lender in the Register maintained by the Agent pursuant to Section 9.8(c); provided, however, that, during any calendar month, the sum of (i) the aggregate principal amount of all Advances outstanding, (ii) the aggregate Letter of Credit Amount of all Letters of Credit outstanding and (iii) the aggregate amount of unreimbursed drawings under all Letters of Credit shall not exceed the Facility Amount for such month at any time; further provided, however, that, during any calendar month, the sum of (i) the aggregate principal amount of all Advances outstanding, (ii) the aggregate Letter of Credit Amount of all Letters of Credit outstanding that were issued at the request of the Borrower and (iii) the aggregate amount of unreimbursed drawings under all Letters of Credit that were issued at the request of the Borrower shall not exceed the Domestic Sublimit for such month at any time; further provided, however, that, during any calendar month (or applicable portion thereof), the aggregate principal amount of all Advances outstanding shall not exceed the Advance Sublimit for such month (or applicable portion thereof) at any time; and further provided, however, that the sum of (i) the aggregate Letter of Credit Amount of all Letters of Credit outstanding that were issued at the request of THQI and (ii) the aggregate amount of unreimbursed drawings under all Letters of Credit that were issued at the request of THQI shall not exceed $5,000,000 at any time (said agreement by each Lender, subject to the foregoing provisos, herein called such Lender's "Commitment"). Within the limits of each Lender's Commitment, the Borrower may borrow under Section 2.4, have Letters of Credit issued for the Borrower's account under Section 2.9, prepay Advances under Section 2.7, reborrow under
Section 2.4, and have additional Letters Credit issued for the Borrower's account under Section 2.9 after the expiration or cancellation of previously issued Letters of Credit.

                (b) Reduction of Commitments. The Borrower shall have the right, upon at least 7 Business Days' notice to the Agent, to terminate in whole or reduce ratably in part the unused portions of the respective Commitments of the Lenders; provided, however, that each partial reduction shall be in the aggregate amount of $5,000,000 or an integral multiple thereof.

        Section 2.2 Fees.

                (a) The Borrower will pay to the Agent for the account of the Lenders, on the date of issuance of each Letter of Credit, a nonrefundable issuance fee equal to the greater of (i) the product of (A) 0.125% and (B) the initial Letter of Credit Amount of such Letter of Credit and (ii) $90.

                (b) The Borrower will pay to the Agent for the account of the Lenders, on the date of amendment of any Letter of Credit, a nonrefundable amendment fee equal to the greater of (i) the product of (A) 0.1% and (B) the Letter of Credit Amount of such Letter of Credit, as so amended, and (ii) $60.

                (c) The Borrower will pay to the Agent for the account of the Lenders, on the date of payment of any drawing under a Letter of Credit, a nonrefundable negotiation fee equal to the greater of (i) the product of (A) 0.1875% and (B) the amount of such drawing paid by the Issuing Bank and (ii) $90.

                (d) The Borrower will pay to the Issuing Bank such additional fees and charges (including cable charges) as are generally associated with letters of credit, in accordance with the Bank's standard internal charge guidelines.

                (e) The Borrower will pay to the Agent for its own account such fees as specified in the Fee Letter.

                (f) Fees payable by the Borrower to the Agent for the account of the Lenders pursuant to Sections 2.2(a), (b) and (c) shall be payable to the Lenders quarterly in arrears on the 10th day of each January, April, July and October, commencing on October 10, 2000, with respect to the calendar quarter ended as of the last day of the preceding month in each case. Fees payable by the Agent to the Lenders on October 10, 2000 shall include the Lenders' ratable portion of issuance fees received by UBOC in respect of Letters of Credit outstanding on the date of this Agreement.

        Section 2.3 Mandatory Prepayment or Pledge.

                (a) If, at any time during any calendar month, (i) the sum of
(A) the aggregate principal amount of all Advances outstanding, (B) the aggregate Letter of Credit Amount of all Letters of Credit outstanding and (C) the aggregate amount of unreimbursed drawings under all Letters of Credit exceeds (ii) the Facility Amount for such month, then the Borrower will immediately, without notice or request by the Agent or any Lender, prepay the Advances (together, in the case of LIBOR Advances, with accrued interest to the date of prepayment on the principal amount prepaid), reimburse such unreimbursed drawings and/or pledge additional cash collateral to the Agent to secure reimbursement of amounts available to be drawn under outstanding Letters of Credit, in the aggregate amount equal to such excess.

                (b) If, at any time during any calendar month, (i) the sum of
(A) the aggregate principal amount of all Advances outstanding, (B) the aggregate Letter of Credit Amount of all Letters of Credit outstanding that were issued at the request of the Borrower and (C) the aggregate amount of unreimbursed drawings under all Letters of Credit that were issued at the request of the Borrower exceeds (ii) the Domestic Sublimit for such month, then the Borrower will immediately, without notice or request by the Agent or any Lender, prepay the Advances (together, in the case of LIBOR Advances, with accrued interest to the date of prepayment on the principal amount prepaid), reimburse such unreimbursed drawings and/or pledge additional cash collateral to the Agent to secure reimbursement of amounts available to be drawn under outstanding Letters of Credit that were issued at the request of the Borrower, in the aggregate amount equal to such excess.

                (c) If, at any time during any calendar month, the aggregate principal amount of all Advances outstanding exceeds the Advance Sublimit for such month (or applicable portion thereof), then the Borrower will immediately, without notice or request by the Agent or any Lender, prepay the Advances (together, in the case of LIBOR Advances, with accrued interest to the date of prepayment on the principal amount prepaid) in the aggregate amount equal to such excess.

                (d) If at any time (i) the sum of (A) the aggregate Letter of Credit Amount of all Letters of Credit outstanding that were issued at the request of THQI and (B) the aggregate amount of unreimbursed drawings under all Letters of Credit that were issued at the request of THQI exceeds (ii) $5,000,000, then the Borrower will immediately, without notice or request by the Agent or any Lender, reimburse such unreimbursed drawings and/or pledge additional cash collateral to the Agent to secure reimbursement of amounts available to be drawn under outstanding Letters of Credit issued at the request of THQI, in the aggregate amount equal to such excess.

A. ADVANCES

        Section 2.4 Making Advances.

                (a) Sweep Advances. The Sweep Lender may, in its sole and absolute discretion and in lieu of the procedures set forth in Section 2.4(b), make available to the Borrower the Sweep Lender's "sweep" program (or another program having comparable features and procedures), pursuant to which, at the close of business on each Business Day if there would otherwise be a debit balance in the Sweep Account, the Sweep Lender will credit to the Sweep Account an amount (a "Sweep Advance") such that, after giving effect thereto, the Sweep Account will reflect a credit balance of at least $250,000; provided, however, that (i) no Sweep Advance shall be in an amount less than $1 or greater than the unused portion of the Sweep Lender's Commitment, (ii) the aggregate principal amount of Sweep Advances outstanding at any time during the months of September, October and November shall not exceed $10,000,000 and (iii) the aggregate principal amount of Sweep Advances outstanding at any other time shall not exceed $2,000,000. The Sweep Lender may, in its sole and absolute discretion, terminate the availability of such program effective, if no Default has occurred and is continuing, upon 30 days' prior written notice to the Borrower or, if a Default has occurred and is continuing, upon notice to the Borrower.

                        (i) Within 1 Business Day after the making of each Sweep Advance, the Sweep Lender will request on behalf of the Borrower (which hereby irrevocably directs the Sweep Lender to so act on its behalf), by notice to the other Lenders, that each other Lender make a Reference Rate Advance in an amount equal to such Lender's ratable portion of such Sweep Advance. Unless the Required Lenders have made the request or granted the consent specified by
Section 7.1 to authorize the Agent to declare the Obligations to be due and payable pursuant to the provisions of Section 7.1 (in which case the procedures set forth in Section 2.4(a)(ii) shall apply), each such Lender will, on the day of such notification, make a Reference Rate Advance, which shall be used to repay the applicable portion of such Sweep Advance, in an amount equal to such Lender's ratable portion thereof (without any requirement of compliance with the conditions set forth in Article 4 or with the limitations contained in Section 2.1(a), but subject to Section 2.3), and will deliver to the Agent for the Sweep Lender's account, in immediately available funds, the amount of such Reference Rate Advance.

                        (ii) Upon the making of the request or the granting of the consent specified by Section 7.1 to authorize the Agent to declare the Obligations to be due and payable pursuant to the provisions of Section 7.1, but subject to the provisions of Section 2.4(a)(iii), each Lender other than the Sweep Lender shall irrevocably purchase from the Sweep Lender a participation in each outstanding Sweep Advance in an amount equal to the product of (A) a fraction the numerator of which is the amount of the Commitment of such Lender and the denominator of which is the aggregate amount of all of the Commitments and (B) the aggregate principal amount of such Sweep Advances.

                        (iii) Each Lender's obligation to make Reference Rate Advances in accordance with Section 2.4(a)(i) and to purchase participations in accordance with Section 2.4(a)(ii) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right that such Lender may have against the Sweep Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuation of any Default, (C) any adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower or any other Person, (D) any inability of the Borrower to comply with the conditions set forth in Article 4 or with the limitations contained in Section 2.1(a) or (E) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. In the event that any Lender fails to make available to the Agent for the account of the Sweep Lender the amount required pursuant to Section 2.4(a)(i) or (ii) above, as the case may be, the Sweep Lender shall be entitled to recover such amount on demand from such Lender, together with interest thereon at the Federal Funds Rate. Notwithstanding the foregoing provisions of this Section 2.4(a)(iii), no Lender shall be required to make a Reference Rate Advance to the Borrower for the purpose of repaying a Sweep Advance pursuant to Section 2.4(a)(i) or to purchase a participation in a Sweep Advance pursuant to Section 2.4(a)(ii) if an Event of Default has occurred and is continuing and, before the making by the Sweep Lender of such Sweep Advance, the Sweep Lender has received written notice from such Lender specifying that such Event of Default has occurred and is continuing, describing the nature thereof and stating that, as a result thereof, such Lender shall cease to make such Reference Rate Advances and purchase such participations; provided, however, that the obligation of such Lender to make such Reference Rate Advances and to purchase such participations shall be reinstated upon the earlier to occur of (1) the date on which such Lender notifies the Sweep Lender that its prior notice has been withdrawn and
(2) the date on which the Event of Default specified in such notice no longer is continuing.

                (b) Advances Pursuant to Notices of Borrowing. Any Borrowing not made in accordance with Section 2.4(a) or Section 2.10 shall be made in accordance with this Section 2.4(b).

                        (i) A Borrowing pursuant to this Section 2.4(b) shall be made on notice, given (A) with respect to any Borrowing consisting of Reference Rate Advances, not later than noon, Los Angeles time, on the Business Day before the date of the proposed Borrowing and (B) with respect to any Borrowing consisting of LIBOR Advances, not later than 11:00 a.m., Los Angeles time, on the third Business Day before the date of the proposed Borrowing, each such notice to be given by the Borrower to the Agent, which shall give each Lender prompt notice thereof by telecopier. Each such notice of a Borrowing shall be in writing in the form of Exhibit B (a "Notice of Borrowing"), or by telephone confirmed promptly in writing, by an

Authorized Officer, specifying (1) the requested date of such Borrowing (which shall be a Business Day), (2) the requested Type of Advances making up such Borrowing, (3) the requested aggregate amount of such Borrowing, (4) in the case of a Borrowing comprising LIBOR Advances, the requested initial Interest Period for such Advances and (5) the fact that the statements set forth in Section 4.2(b) are true as of the date of such Borrowing. Each Lender shall, before 11:00 a.m., Los Angeles time, on the day of such Borrowing, make available to the Agent at its address specified in Section 9.2, in immediately available funds, such Lender's ratable portion of such Borrowing. After the Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article 4, the Agent will make such funds available to the Borrower by crediting the Sweep Account.

                        (ii) Each Notice of Borrowing shall be irrevocable and binding on the Borrower. The Borrower will indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill, on or before the date specified for such Borrowing in the related Notice of Borrowing, the applicable conditions set forth in Article 4, including any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

                        (iii) Unless the Agent receives notice from a Lender before the date of any Borrowing under this Section 2.4(b) that such Lender will not make available to the Agent such Lender's ratable portion of such Borrowing, the Agent may assume that such Lender has made such portion available to the Agent on the date of such Borrowing in accordance with Section 2.4(b)(i), and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender has not made such ratable portion available to the Agent, such Lender and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount, together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at (A) in the case of the Borrower, the interest rate applicable at the time to the Advances making up such Borrowing and (B) in the case of such Lender, the Federal Funds Rate. If such Lender repays to the Agent such corresponding amount, such amount so repaid shall constitute such Lender's Advance as part of such Borrowing for purposes of this Agreement.

                (c) Lender's Obligation. The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

        Section 2.5 Repayment. On the Commitment Termination Date, the Borrower will repay to the Agent for the account of the Lenders the outstanding principal amount of the Advances.

        Section 2.6 Interest.

                (a) The Borrower will pay interest on the unpaid principal amount of each Advance, from the date of such Advance until such principal amount has been paid in full, (i) during such periods as such Advance is a Reference Rate Advance, at a rate per annum equal at all times to the sum of the Reference Rate in effect from time to time, payable monthly in arrears on the last Business Day of each calendar month during such periods and on the Commitment Termination Date, and (ii) during such periods as such Advance is a LIBOR Advance, at a rate per annum equal at all times during each Interest Period for such Advance to the sum of LIBOR for such Interest Period for such Advance plus 1.85% per annum, payable on the last day of such Interest Period.

                (b) Upon the occurrence and during the continuation of any Default, interest on the unpaid principal amount of each Advance owing to each Lender shall instead accrue at a rate per annum equal at all times to the sum of the otherwise applicable interest rate plus 3.00% per annum, and such interest shall be payable on demand.

                (c) If the Borrower fails to select the duration of any Interest Period for any LIBOR Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.1, the Agent will forthwith so notify the Borrower and the Lenders, and such Advances shall automatically, on the last day of the then existing Interest Period therefor, Convert into Reference Rate Advances.

        Section 2.7 Optional Prepayments. The Borrower may on any Business Day, in the case of Reference Rate Advances upon prior written notice not later than 9:00 a.m., Los Angeles time, on the day of any prepayment of such Advances, and in the case of LIBOR Advances upon at least 3 Business Days' prior written notice, to the Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower will, prepay the outstanding principal amounts of the Advances making up a Borrowing in whole or ratably in part, together, in the case of LIBOR Advances, with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that any prepayment of LIBOR Advances shall be made on, and only on, the last day of an Interest Period for such Advances; and further provided, however, that each partial prepayment shall be in the aggregate principal amount of $1,000,000 or an integral multiple of $1,000,000 in excess thereof.

        Section 2.8 Conversion of Advances.

                (a) The Borrower may on any Business Day, upon prior written notice in the form of Exhibit C (a "Notice of Conversion/Continuation") signed by an Authorized Officer and given to the Agent (a) with respect to any Conversion to Reference Rate Advances, not later than 11:00 a.m., Los Angeles time, on the Business Day immediately preceding the date of the proposed Conversion and (b) with respect to any Conversion to LIBOR Advances, not later than 11:00 a.m., Los Angeles time, on the third Business Day before the date of the proposed Conversion, subject to the provisions of Sections 3.2 and 3.3, Convert all the Advances of one Type making up the same Borrowing into Advances of another Type; provided, however, that any Conversion of LIBOR Advances into Reference Rate Advances shall be made on, and only on, the last day of an Interest Period for such LIBOR Advances. Each notice of a Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Advances to be Converted and (iii) if such Conversion is into LIBOR Advances, the duration of the initial Interest Period for such Advances. Each Notice of Conversion shall be irrevocable and binding on the Borrower.

                (b) On any date on which the aggregate unpaid principal amount of LIBOR Advances composing any Borrowing is reduced, by payment or prepayment or otherwise, to less than $1,000,000, such Advances shall automatically Convert into Reference Rate Advances. Upon the occurrence and during the continuation of any Default, (A) each LIBOR Advance shall automatically, on the last day of the then existing Interest Period therefor, Convert into a Reference Rate Advance, and (B) the obligation of the Lenders to make, or to Convert Advances into, LIBOR Advances shall be suspended.

B. LETTERS OF CREDIT

        Section 2.9 Issuance of Letters of Credit.

                (a) The Borrower and THQI shall be entitled to request the issuance of Letters of Credit by giving the Issuing Bank a Letter of Credit Request at least 1 Business Day before the requested date of issuance of such Letter of Credit (which shall be a Business Day). Any Letter of Credit Request received by the Issuing Bank later than 3:00 p.m., Los Angeles time, shall be deemed to have been received on the next Business Day. Each Letter of Credit Request shall be delivered by computer, telecopier or other electronic means (subject to the terms and conditions of any agreement with respect thereto entered into by the Issuing Bank with the Borrower or THQI, as applicable), shall be signed by an Authorized Officer of the Borrower or THQI, as applicable, shall be irrevocable, shall be effective upon receipt by the Issuing Bank and shall, if submitted by the Borrower, specify whether it is being submitted in connection with the purchase of Inventory by the Borrower or by THQ/Jakks. Provided that a valid Letter of Credit Request has been received by the Issuing Bank and upon fulfillment of the other applicable conditions set forth in
Article 4, the Issuing Bank will issue the requested Letter of Credit. No Letter of Credit shall have an expiration date later than 120 days after the Commitment Termination Date.

                (b) Immediately upon the issuance of each Letter of Credit, the Issuing Bank shall be deemed to have sold and transferred to each Lender, and each Lender shall be deemed to have purchased and received from the Issuing Bank, in each case irrevocably and without any further action by any party, an undivided interest and participation in such Letter of Credit, each drawing thereunder and the obligations of the Borrower under this Agreement in respect thereof in an amount equal to the product of (i) a fraction the numerator of which is the amount of the Commitment of such Lender and the denominator of which is the aggregate amount of all of the Commitments and (ii) the maximum amount available to be drawn under such Letter of Credit (assuming compliance with all conditions to drawing).

                (c) The Borrower acknowledges and agrees that (i) the Issuing Bank, the Lenders and the Agent shall be entitled to rely upon Letter of Credit Requests delivered to the

Issuing Bank from time to time by Authorized Officers of THQI and (ii) the Borrower shall be obligated under this Agreement and the other Credit Documents for reimbursement of drawings under such Letters of Credit and for all other Obligations in respect of such Letters of Credit.

        Section 2.10 Drawing and Reimbursement. The payment by the Issuing Bank of a draft drawn under any Letter of Credit shall constitute for all purposes of this Agreement the making by UBOC of a Reference Rate Advance in the amount of such payment (without any requirement of compliance with the conditions set forth in Article 4 or with the limitations contained in Section 2.1(a), but subject to Section 2.3). In the event that any such Advance by UBOC resulting from a drawing under a Letter of Credit is not repaid by the Borrower by the Agent's deduction of the amount of such Advance, for UBOC's account, from the Sweep Account on the day of such drawing, the Agent will promptly so notify each other Lender. Each such Lender will, on the day of such notification, make a Reference Rate Advance, which shall be used to repay the applicable portion of UBOC's Reference Rate Advance with respect to such Letter of Credit drawing, in an amount equal to the amount of such Lender's participation in such drawing (without any requirement of compliance with the conditions set forth in Article 4 or with the limitations contained in Section 2.1(a), but subject to Section 2.3), and will deliver to the Agent for UBOC's account, on the day of such notification and in immediately available funds, the amount of such Reference Rate Advance. In the event that any Lender fails to make available to the Agent for the account of UBOC the amount of such Reference Rate Advance, UBOC shall be entitled to recover such amount on demand from such Lender, together with interest thereon at the Federal Funds Rate.

        Section 2.11 Obligations Absolute. The obligations of the Borrower under this Agreement, any Letter of Credit Request and any other Letter of Credit Document shall be absolute, unconditional and irrevocable and shall be paid strictly in accordance with the terms of the aforementioned documents under all circumstances, including the following:

                (a) any lack of validity or enforceability of any Letter of Credit, this Agreement or any other Credit Document;

                (b) the existence of any claim, setoff, defense or other right that the Borrower may have at any time against any beneficiary or transferee of any Letter of Credit (or any Person for whom any such beneficiary or transferee may be acting), the Issuing Bank, any Lender (other than the defense of payment in accordance with the terms of this Agreement) or any other Person, whether in connection with this Agreement, any other Credit Document, the transactions contemplated hereby or thereby or any unrelated transaction;

                (c) any statement or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect, or any statement therein being untrue or inaccurate in any respect whatsoever;

                (d) payment by the Issuing Bank under any Letter of Credit against presentation of a draft or certificate that does not comply with the terms of such Letter of Credit;

                (e) any exchange, release or nonperfection of any Collateral or other collateral, or any release, amendment or waiver of or consent to departure from the Guaranty or any other guaranty, for any of the Obligations of the Borrower in respect of the Letters of Credit; and

                (f) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

        Section 2.12 Limits of Liability of Agent and Lenders.

                (a) The Borrower agrees to the provisions in the Letter of Credit Documents executed thereby; provided, however, that the terms of this Agreement shall take precedence if there is any inconsistency between the terms of this Agreement and the terms of any such Letter of Credit Document.

                (b) The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither the Issuing Bank nor any other Lender nor any of their respective officers or directors shall be liable or responsible for (i) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (ii) the validity, sufficiency or genuineness of documents, or of any endorsement thereof, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (iii) payment by the Issuing Bank against presentation of documents that do not comply with the terms of any Letter of Credit, including failure of any documents to bear any reference or adequate reference to any Letter of Credit; or (iv) any other circumstance whatsoever in making or failing to make payment under any Letter of Credit; provided, however, that the Borrower shall have a claim against the Issuing Bank, and the Issuing Bank shall be liable to the Borrower, to the extent of any direct, but not consequential, damages suffered by the Borrower that the Borrower proves were caused by (A) the Issuing Bank's willful misconduct or gross negligence in determining whether documents presented under any Letter of Credit comply with the terms of such Letter of Credit or (B) the Issuing Bank's willful failure to make lawful payment under any Letter of Credit after the presentation to the Issuing Bank by the beneficiary or transferee of such Letter of Credit of a draft and certificates strictly complying with the terms and conditions of such Letter of Credit. In furtherance and not in limitation of the foregoing, the Issuing Bank may accept any document that appears on its face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

C. PAYMENT PROVISIONS

        Section 2.13 Payments.

                (a) The Borrower will make each payment hereunder and under the Notes not later than 11:00 a.m., Los Angeles time, on the day when due, in U.S. dollars and immediately available funds, to the Agent at its address set forth in Section 9.2. The Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal, interest or fees ratably (other than amounts payable pursuant to Section 2.2(d) or (e) or Article 3) to the Lenders and like funds relating to the payment of any other amount payable to any Lender to such Lender, in each case to be applied in accordance with the terms of this Agreement.

                (b) The Borrower hereby authorizes each Lender, if and to the extent that any payment owed to such Lender is not made when due hereunder or under any other Credit Document, to charge from time to time against any or all of the Borrower's accounts with such Lender (including the Sweep Account) any amount so due.

                (c) Unless the Agent receives notice from the Borrower before the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date, and the Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due to such Lender. If and to the extent that the Borrower has not so made such payment in full to the Agent, each Lender will repay to the Agent forthwith upon demand such amount distributed to such Lender, together with interest thereon, for each day from the date such amount was distributed to such Lender until the date on which such Lender repays such amount to the Agent, at the Federal Funds Rate.

        Section 2.14 Computation of Interest and Fees. All computations of interest and fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

        Section 2.15 Payments on Non-Business Days. Whenever any payment hereunder or under any other Credit Document is stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fee, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of LIBOR Advances to be made in the next succeeding calendar month, such payment shall be made on the next preceding Business Day.

        Section 2.16 Sharing of Payments, Etc. If any Lender obtains any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of the Advances made by it or the Letters of Credit participated in by it (other than pursuant to Section 2.2(d) or (e) or Article
3) in excess of its ratable share of payments on account of the Advances and Letters of Credit obtained by all of the Lenders, then such Lender will forthwith purchase from the other Lenders such participations in the Advances made by them and the Letters of Credit participated in by them as necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that, if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each other Lender shall be rescinded, and each such other Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery, together with an amount equal to such Lender's ratable share (according to the proportion of (a) the amount of such Lender's required repayment to (b) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this section may, to the fullest extent permitted by law, exercise all of its rights of payment (including the right of setoff) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

        Section 2.17 Evidence of Debt.

                (a) The indebtedness of the Borrower resulting from all Advances made by each Lender from time to time shall be evidenced by the Notes.

                (b) The books and accounts of the Agent shall be conclusive evidence, absent manifest error, of all Letter of Credit Amounts and of the amounts of all Advances, drawings under Letters of Credit, reimbursements under Letters of Credit, fees, interest and other charges advanced, due, outstanding or paid pursuant to this Agreement or any other Credit Document.

        Section 2.18 Payments under Old Credit Agreements. On the Closing Date, any "Loans" or "L/Cs" outstanding under the Old Credit Agreements shall be deemed to be Advances and Letters of Credit, respectively, outstanding under this Agreement; provided, however, that (a) the interests of the Lenders in such Advances and Letters of Credit shall be pro rata in accordance with their Commitments hereunder and (b) the Lenders shall make all appropriate adjustments directly between themselves with respect to any "Loans" outstanding under, and any payments under, the Old Credit Agreements for periods before the Closing Date.


                                   ARTICLE 3.
                                YIELD PROTECTION

        Section 3.1 Increased LIBOR Advance Costs. If, due to either (a) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements, in the case of LIBOR Advances, included in the LIBOR Reserve Percentage) in or in the interpretation of any Governmental Rule or (b) compliance with any Governmental Rule (whether or not having the force of law), there is an increase in the cost to any Lender of agreeing to make, making, funding or maintaining any LIBOR Advance, then the Borrower will from time to time, upon demand by such Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrower and the Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

        Section 3.2 Illegality. Notwithstanding any other provision of this Agreement, if the introduction of, or any change in or in the interpretation of, any Governmental Rule makes it unlawful, or any Governmental Person asserts that it is unlawful, for any Lender to perform its obligations hereunder to make LIBOR Advances or to continue to fund or maintain LIBOR Advances hereunder, then, on notice thereof and demand therefor by such Lender to the Borrower through the Agent, (a) the obligation of such Lender to make LIBOR Advances and to

Convert Advances into LIBOR Advances shall be suspended until the Agent notifies the Borrower that such Lender has determined that the circumstances causing such suspension no longer exist, and (b) the Borrower will forthwith prepay in full all LIBOR Advances of such Lender then outstanding, together with interest accrued thereon, unless the Borrower, within 5 Business Days of such notice and demand, Converts all LIBOR Advances of all Lenders then outstanding into Reference Rate Advances in accordance with Section 2.8.

        Section 3.3 Inadequacy of LIBOR. If, with respect to any LIBOR Advances, the Required Lenders notify the Agent that LIBOR determined pursuant to Section 2.6(a)(ii) for any Interest Period for such Advances will not adequately reflect the cost to the Required Lenders of making, funding or maintaining their respective LIBOR Advances for such Interest Period, then the Agent will forthwith so notify the Borrower and the Lenders, whereupon (a) such LIBOR Advances shall automatically, on the last day of the then existing respective Interest Periods therefor, Convert into Reference Rate Advances, and (b) the obligations of the Lenders to make, or to Convert Advances into, LIBOR Advances shall be suspended until the Agent notifies the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

        Section 3.4 Increased Letter of Credit Costs. If, after the date hereof, any change in any Governmental Rule or in the interpretation thereof by any Governmental Person charged with the administration thereof either (a) imposes, modifies or deems applicable any reserve, special deposit or similar requirement against letters of credit or guaranties issued by or participated in, or assets held by, or deposits in or for the account of, the Issuing Bank or any Lender or
(b) imposes on the Issuing Bank or any Lender any other condition regarding this Agreement, the Issuing Bank, such Lender or any Letter of Credit, and the result of any event referred to in the preceding clause (a) or (b) is to increase the cost to the Issuing Bank of issuing or maintaining any Letter of Credit or to any Lender of purchasing or maintaining any participation therein, then, upon demand by the Issuing Bank or such Lender through the Agent, the Borrower will pay to the Issuing Bank or such Lender through the Agent, from time to time as specified by the Issuing Bank or such Lender through the Agent, additional amounts sufficient to compensate the Issuing Bank or such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrower by the Issuing Bank or such Lender, shall be conclusive and binding for all purposes, absent manifest error.

        Section 3.5 Capital Adequacy. If any Lender determines that compliance with any Governmental Rule (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and that the amount of such capital is increased by or based upon the existence of such Lender's commitment to lend hereunder and other commitments of this type or the commitment to issue or participate in, or the issuance of or participation in, the Letters of Credit (or similar contingent obligations), then, upon demand by such Lender (with a copy of such demand to the Agent), the Borrower will pay to the Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender's commitment to lend hereunder or commitment to issue or participate in, or the issuance of or participation in, Letters of Credit. A certificate as to such amounts submitted to the Borrower by such Lender shall be conclusive and binding for all purposes, absent manifest error.

        Section 3.6 Funding Losses. If any payment of principal of, or any Conversion of, any LIBOR Advance is made other than on the last day of an Interest Period for such Advance, as a result of a prepayment pursuant to
Section 2.3, a payment or Conversion pursuant to Section 3.2 or 3.3 or acceleration of the maturity of the Obligations pursuant to Section 7.1 or for any other reason, the Borrower will, upon demand by any Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that it may reasonably incur as a result of such payment or Conversion, including any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain such Advance.


                                   ARTICLE 4.
                              CONDITIONS OF LENDING

        Section 4.1 Initial Advance or Letter of Credit. The effectiveness of this Agreement is subject to the conditions precedent that the Borrower has paid all accrued fees and expenses of the Agent (as provided in Sections 2.2 and 9.4 and in the Fee Letter and as otherwise agreed between the Borrower and the Agent), including the accrued fees and disbursements of legal counsel to the Agent, to the extent one or more statements for such fees and expenses have been presented for payment and the Agent has received the following, each dated the Closing Date unless otherwise specified below, in form and substance satisfactory to the Lenders and in the number of originals required by the
Agent:

                (a) this Agreement, duly executed by the Borrower and the Lenders;

                (b) the Notes in favor of the respective Lenders and the Fee Letter, duly executed by the Borrower;

                (c) the Security Agreement, duly executed by the Borrower, together with the following:

                        (i) a certificate of the Secretary of State of the State of California, dated as of a recent date, listing all effective financing statements filed therewith that name the Borrower as debtor, together with copies of such financing statements;

                        (ii) proper UCC-1 financing statements for filing in each jurisdiction that the Agent may deem necessary or desirable in order to perfect and protect the Liens created by the Security Agreement, covering the Collateral described in the Security Agreement;

                        (iii) one or more certificates evidencing the insurance required to be maintained pursuant to Section 6.1(d); and

                        (iv) evidence that all other action that the Agent may deem necessary or desirable in order to perfect and protect the Liens created by the Security Agreement has been taken;

                (d) the Guaranty, duly executed by THQ/Jakks;

                (e) the Guarantor Security Agreement, duly executed by THQ/Jakks, together with the following:

                        (i) a certificate of the Secretary of State of the State of California, dated as of a recent date, listing all effective financing statements filed therewith that name THQ/Jakks as debtor, together with copies of such financing statements;

                        (ii) proper UCC-1 financing statements for filing in each jurisdiction that the Agent may deem necessary or desirable in order to perfect and protect the Liens created by the Guarantor Security Agreement, covering the Collateral described in the Guarantor Security Agreement;

                        (iii) one or more certificates evidencing the insurance required to be maintained pursuant to Section 6.1(d); and

                        (iv) evidence that all other action that the Agent may deem necessary or desirable in order to perfect and protect the Liens created by the Guarantor Security Agreement has been taken;

                (f) copies of (i) the resolutions of the Board of Directors or equivalent body of each Credit Party approving the Credit Documents to which such Credit Party is or is to be a party and (ii) all documents evidencing other necessary corporate action and Governmental Action, if any, with respect to such Credit Documents, in each case certified by the Secretary, an Assistant Secretary or another appropriate Person of such Credit Party to be correct and complete and in full force and effect as of the date of execution of each such document and as of the Closing Date;

                (g) a certificate of the Secretary, an Assistant Secretary or another appropriate Person of each Credit Party as to the incumbency, and setting forth a specimen signature, of each of the persons (i) who has signed or will sign any Credit Document on behalf of such Credit Party and (ii) who will, until replaced by other persons duly authorized for that purpose, act as the representatives of such Credit Party for the purpose of signing documents in connection with this Agreement and the transactions contemplated hereby;

                (h) a certificate of each Credit Party, signed on behalf of such Credit Party by the President or a Vice President (or another appropriate Person) thereof and the Secretary or an Assistant Secretary (or another appropriate Person) thereof, certifying as to the following: (i) the absence of any amendments to the certificate of incorporation, articles of incorporation, certificate of formation or articles of organization, as applicable, of such Credit Party since the date of the certification with respect thereto referred to in Section 4.1(i); (ii) the correctness and completeness of the copies of the bylaws, operating agreement or limited liability company agreement, as applicable, of such Credit Party attached to such certificate and that such documents are in full force and effect; (iii) the due organization and good standing of such Credit Party as a corporation or limited liability company, as applicable, organized under the laws of its state of organization and the absence of any proceeding for the dissolution or liquidation of such Credit Party; (iv) the truthfulness in all material respects of the representations and warranties of such Credit Party contained in the Credit Documents, as though made on and as of the Closing Date; and (v) the absence of any event occurring and continuing, or resulting from the effectiveness of the Credit Documents, that constitutes a Default with respect to such Credit Party;

                (i) certificates of the appropriate Governmental Persons, dated reasonably near the Closing Date, attaching the articles of incorporation, certificate of incorporation, certificate of formation or articles of organization, as applicable, of each Credit Party and all amendments thereto and certifying that (A) such amendments are the only amendments to such charter on file in such Governmental Person's office, (B) such Credit Party has paid all franchise taxes to the date of such certificate and (C) such Credit Party is duly organized and in good standing under the laws of such state; and

                (j) good-standing certificates, dated reasonably near the Closing Date, with respect to the good standing of such of the Credit Parties to do business in such jurisdictions as the Agent may reasonably request.

        Section 4.2 Advances. The obligation of each Lender to make an Advance on the occasion of each Borrowing is subject to the limitations of the Commitments, to the performance by the Borrower of all of its obligations under this Agreement and to the satisfaction of the following further conditions:

               (a) the Agent has received a Notice of Borrowing with respect to such Advance, if required pursuant to Section 2.4;

               (b) the following statements are true (and the acceptance by the Borrower of the proceeds of such Borrowing shall constitute a representation and warranty by the Borrower that on the date of such Borrowing such statements are true):

                        (i) the representations and warranties contained in each Credit Document are correct in all material respects on and as of the date of such Borrowing, before and after giving effect to such Borrowing and to the application of the proceeds thereof, as though made on and as of such date; and

                        (ii) no event has occurred and is continuing, or would result from such Borrowing or from the application of the proceeds thereof, that constitutes a Default; and

                        (c) the Agent has received such other approvals, opinions, evidence and documents as any Lender through the Agent may reasonably request.

        Section 4.3 Letters of Credit. The obligation of the Issuing Bank to issue, and of each Lender to participate in, any Letter of Credit is subject to the limitations of the Commitments, to the performance by the Borrower of all of its obligations under this Agreement and to the satisfaction of the following further conditions:

                (a) the Agent has received a Letter of Credit Request with respect to such Letter of Credit;

                (b) the following statements are true (and each delivery of a Letter of Credit Request by the Borrower or THQI shall constitute a representation and warranty by the Borrower that on the date of issuance of the applicable Letter of Credit such statements are true):

                        (i) the representations and warranties contained in each Credit Document are correct in all material respects on and as of the date of issuance of such Letter of Credit, before and after giving effect to the issuance of such Letter of Credit, as though made on and as of such date; and

                        (ii) no event has occurred and is continuing, or would result from the issuance of such Letter of Credit, that constitutes a Default; and

                (c) the Agent has received such other approvals, opinions, evidence and documents as any Lender through the Agent may reasonably request.

        Section 4.4 Conditions Subsequent. As conditions subsequent to this Agreement, not later than September 29, 2000 the Borrower will deliver to the Agent letter agreements of each of the institutions identified in Schedule 1 to the Security Agreement with, in each case, the Borrower and the Agent, for the purpose of perfecting the Agent's security interest in the securities accounts of the Borrower identified in Schedule 1 to the Security Agreement.


        Section 4.5 Determinations under Section 4.1. For purposes of determining compliance with the conditions specified in Section 4.1, each Lender shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document or other matter required under Section 4.1 to be consented to, approved by, accepted or satisfactory to the Lenders unless an officer of the Agent responsible for the transactions contemplated by the Credit Documents and holding the position of Vice President or a more senior position receives notice from such Lender before the earlier of the initial Borrowing hereunder and the issuance of the initial Letter of Credit hereunder specifying such Lender's objection thereto, and such objection is not withdrawn by notice to the Agent to that effect.

                                   ARTICLE 5.
                         REPRESENTATIONS AND WARRANTIES

        The Borrower represents and warrants to the Lenders and the Agent as set forth below.

        Section 5.1 Corporate Existence and Power. The Borrower (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, (b) is duly qualified or licensed as a foreign corporation, and is in good standing, in California and in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed (except for jurisdictions in which the failure to so qualify or be licensed could not reasonably be expected to have a material and adverse effect on the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower) and (c) has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

        Section 5.2 Authorization. The execution, delivery and performance by the Borrower of this Agreement and each other Credit Document to which the Borrower is or is to be a party, and the consummation of the transactions contemplated hereby and thereby, are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action and do not (a) contravene the Borrower's certificate of incorporation or bylaws, (b) violate any Governmental Rule, (c) conflict with or result in the breach of, or constitute a default under, any loan agreement, indenture, mortgage, deed of trust or lease, or any other contract or instrument, binding on or affecting the Borrower or any of its properties, the conflict, breach or default of which could reasonably be expected to have a material and adverse effect on the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower or any Subsidiary on the ability of the Borrower to perform its obligations under any of the Credit Documents, or (d) result in or require the creation or imposition of any Lien upon or with respect to any of the properties of the Borrower, other than in favor of the Agent. The Borrower is not in violation of any such Governmental Rule or in breach of any such loan agreement, indenture, mortgage, deed of trust, lease, contract or instrument, the violation or breach of which could reasonably be expected to have a material and adverse effect on the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower or any Subsidiary.

        Section 5.3 Governmental Action. No Governmental Action is required for the due execution, delivery or performance by the Borrower of this Agreement or any other Credit Document to which the Borrower is or is to be a party, or for the consummation of the transactions contemplated hereby or thereby.

        Section 5.4 Binding Effect. This Agreement has been, and each other Credit Document to which the Borrower is or is to be a party when delivered hereunder will be, duly executed and delivered by the Borrower. This Agreement is, and each other Credit Document to which the Borrower is or is to be a party when delivered hereunder will be, the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as the enforceability thereof may be limited to bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors' rights generally or by equitable principles relating to enforceability.

        Section 5.5 Financial Information. The consolidated balance sheet of the Borrower and its Subsidiaries as of December 31, 1999, and the related consolidated statements of income and retained earnings of the Borrower and its Subsidiaries for the fiscal year then ended, certified by Deloitte & Touche LLP, independent public accountants, fairly present the consolidated financial condition of the Borrower and its Subsidiaries as of such date and the consolidated results of the operations of the Borrower and its Subsidiaries for the fiscal year ended on such date, all in accordance with generally accepted accounting principles applied on a consistent basis. The unaudited consolidated balance sheet of the Borrower and its Subsidiaries as of March 31, 2000, and the related unaudited consolidated statements of income and retained earnings of the Borrower and its Subsidiaries for the 3-month fiscal period ended on such date, certified (subject to normal year-end audit adjustments and the absence of footnotes) by the Vice President Finance & Administration of the Borrower as having been prepared in accordance with generally accepted accounting principles, fairly present the consolidated financial condition of the Borrower and its Subsidiaries as of such date and the consolidated results of the operations of the Borrower and its Subsidiaries for the 3-month fiscal period ended on such date. Since March 31, 2000 there has been no material adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower or any of its Subsidiaries, except for a consolidated net loss of $7,769,000 of the Borrower and its Subsidiaries for the fiscal quarter ended on June 30, 2000 caused principally by a one-time noncash restructuring charge as described in the Borrower's earnings announcement of July 20, 2000. The Borrower and its Subsidiaries have no material contingent liabilities except as disclosed in such consolidated balance sheets or the notes thereto.

        Section 5.6 Other Information. No information, exhibit or report furnished by the Borrower to the Agent or any Lender in connection with the negotiation of the Credit Documents or pursuant to the terms of any of the Credit Documents contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained therein, in light of the circumstances in which made and when the Credit Documents are taken as a whole, not misleading.

        Section 5.7 Litigation. There is no action, suit, investigation, litigation or proceeding affecting the Borrower or any Subsidiary pending or, to the best knowledge of the Borrower, threatened before any Governmental Person, arbitrator or referee (a) that could reasonably be expected to have a material and adverse effect on the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower or any Subsidiary or (b) that purports to affect the legality, validity or enforceability of this Agreement or any other Credit Document or the consummation of the transactions contemplated hereby or thereby.

        Section 5.8 Subsidiaries. The Borrower has no Subsidiaries except as listed in Schedule 2. Each Subsidiary is organized in the jurisdiction specified in Schedule 2, is owned by the Borrower or another Subsidiary as specified in
Schedule 2 and is so owned in the percentage specified in Schedule 2.

        Section 5.9 Intellectual Property. Each of the Borrower and its Subsidiaries possesses all trademarks, trade names, copyrights, patents and licenses necessary to conduct its business as now operated, without any known conflict with the valid trademarks, trade names, copyrights, patents or licenses of others. THQ/Jakks does not have any patents, trademarks or copyrights registered under the federal laws of the United States of America.

        Section 5.10 Fire, Etc. Neither the business nor the properties of the Borrower or any Subsidiary are affected by any fire, explosion, accident, strike, lockout or other labor dispute, or other casualty (whether or not covered by insurance) that could reasonably be expected to have a material and adverse effect on the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower or any Subsidiary.

        Section 5.11 Burdensome Agreements. Neither the Borrower nor any Subsidiary is a party to any indenture, loan agreement, credit agreement, lease or other agreement or instrument, or subject to any charter or corporate restriction, that could reasonably be expected to have a material and adverse effect on the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower or any Subsidiary on the ability of the Borrower or any Subsidiary to carry out its obligations under this Agreement or any other Credit Document.

        Section 5.12 Taxes. Each of the Borrower and its Subsidiaries has filed, or there has been filed on its behalf, all tax returns (federal, state, local and foreign) required to be filed before the date of the making of this representation and warranty, and each of the Borrower and its Subsidiaries has paid all taxes shown thereon to be due, including interest, additions to taxes and penalties, or has provided adequate reserves for the payment thereof.

        Section 5.13 Title to Property. Each of the Borrower and its Subsidiaries has good and marketable title to all property, real or personal, purported to be owned by it.

        Section 5.14 Margin Stock. Neither the Borrower nor any Subsidiary is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to another for the purpose of purchasing or carrying any margin stock.

        Section 5.15 ERISA. No Plan Termination Event has occurred or could reasonably be expected to occur with respect to any Plan of the Borrower or any of its ERISA Affiliates that could reasonably be expected to result in a material liability to the Borrower or any of its ERISA Affiliates. Since the date of the most recent Schedule B (Actuarial Information) to the annual report of each of the Borrower and its ERISA Affiliates (Form 5500 Series), if any, there has been no material adverse change in the funding status of the Plans referred to therein, and no "prohibited transaction" has occurred with respect thereto that could reasonably be expected to result in a material liability to the Borrower or any of its ERISA Affiliates. Neither the Borrower nor any of its ERISA Affiliates has incurred or could reasonably be expected to incur any material withdrawal liability under ERISA to any Multiemployer Plan.

        Section 5.16 Solvency. The Borrower is, individually and together with its Subsidiaries, Solvent.


                                   ARTICLE 6.
                                    COVENANTS

        Section 6.1 Affirmative Covenants. So long as any Commitment is in effect, any Letter of Credit is outstanding or any Obligation remains unpaid, unless compliance has been waived in writing by the Required Lenders, the Borrower will observe the affirmative covenants set forth below.

                (a) Information. The Borrower will deliver the following directly to each Lender:

                        (i) if and so long as the Advances outstanding exceed $10,000,000, on Tuesday of every other week, commencing with the second Tuesday to occur after each instance in which the outstanding Advances exceed $10,000,000, a report in form and scope satisfactory to the Agent containing information with respect to the following for the 2-week period ended as of the immediately preceding Friday: (A) the domestic sales of the Borrower and the sales of THQ/Jakks, THQI and Rushware Microhandelsgesellschaft mbH ("Rushware") for such period; (B) the aging of the domestic accounts receivable of the Borrower and the accounts receivable of THQ/Jakks, THQI and Rushware for such period; (C) the domestic inventory of the Borrower and the inventory of THQ/Jakks, THQI and Rushware as of the end of such period; and (D) the domestic credit memo activity of the Borrower and the credit memo activity of THQ/Jakks, THQI and Rushware for such period;

                        (ii) as soon as available and in any event within 15 days after the end of each of the first three quarters of each fiscal year of the Borrower, a certificate of the Vice President Finance & Administration of the Borrower certifying as to the aggregate amount of Cash Equivalents of the Borrower and its United States domestic Subsidiaries as of the last day of such quarter;

                        (iii) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Borrower, an unaudited balance sheet of the Borrower and its Subsidiaries as of the end of such quarter and unaudited consolidated statements of income, retained earnings and cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, all in reasonable detail and duly certified (subject to normal year-end audit adjustments and the absence of footnotes) by the chief financial officer or chief accounting officer of the Borrower as having been prepared in accordance with generally accepted accounting principles consistently applied, together with (A) a certificate of said officer stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower proposes to take with respect thereto and (B) a schedule in reasonable detail and otherwise in form satisfactory to the Agent showing the computations used by the Borrower in determining, as of the end of such fiscal quarter, compliance with the covenants contained in Sections 6.2(i), (j), (l), (m) and (n);

                        (iv) as soon as available and in any event within 120 days after the end of each fiscal year of the Borrower, a copy of the annual audit report for such year for the Borrower and its Subsidiaries, including therein a consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal year and consolidated statements of income, retained earnings and cash flows of the Borrower and its Subsidiaries for such fiscal year, in each case accompanied by an unqualified opinion in a form acceptable to the Agent by Deloitte & Touche LLP or other independent public accountants of recognized standing acceptable to the Agent, together with (A) a certificate of the chief financial officer or chief accounting officer of the Borrower stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower proposes to take with respect thereto, (B) a schedule in reasonable detail and otherwise in form satisfactory to the Agent showing the computations used by the Borrower in determining, as of the end of such fiscal year, compliance with the covenants contained in Sections 6.2(i), (j), (k), (l), (m) and (n) and (C) projections of the financial performance of the Borrower and its Subsidiaries for the then current fiscal year, substantially in the form of the projections prepared by the Borrower with respect to its 2000 fiscal year;

                        (v) together with the information provided pursuant to Sections 6.1(a)(iii) and (iv), in form and scope satisfactory to the Agent, (A) a schedule showing the aging of the accounts receivable of the Borrower and its Subsidiaries for the relevant period, including details of any charges against reserves and of current reserves, (B) a report concerning the inventory of the Borrower and its Subsidiaries for the relevant period, including details as to any write-downs or returns, and (C) a "Royalty and Minimum Guaranty Schedule" in the form customarily delivered to UBOC before the date of this Agreement;

                        (vi) as soon as possible and in any event within 10 days after the Borrower or any Subsidiary thereof knows or has reason to know that any Plan Termination Event has occurred, a statement of the chief financial officer or chief accounting officer of the Borrower describing such Plan Termination Event and the action, if any, that the Borrower proposes to take with respect thereto;

                        (vii) promptly and in any event within 2 Business Days after receipt thereof by the Borrower or any of its ERISA Affiliates from the PBGC, copies of each notice received by the Borrower or any such ERISA Affiliate of the PBGC's intention to terminate any Plan or to have a trustee appointed to administer any Plan;

                        (viii) promptly and in any event within 30 days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Plan to which the Borrower or any of its ERISA Affiliates is a contributing employer;

                        (ix) promptly and in any event within 5 Business Days after receipt thereof by the Borrower or any of its ERISA Affiliates from a Multiemployer Plan sponsor, a copy of each notice received by the Borrower or any such ERISA Affiliate concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA;

                        (x) promptly after the commencement thereof, notice of all actions, suits and proceedings before any Governmental Person, arbitrator or referee, affecting the Borrower or any Subsidiary, of the type described in
Section 5.7;

                        (xi) promptly after the occurrence of any Default, a certificate of the chief financial officer or chief accounting officer of the Borrower setting forth the details thereof and the action that the Borrower is taking or proposes to take with respect thereto; and

                        (xii) promptly upon request, such other information respecting the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower or any of its Subsidiaries as any Lender may from time to time reasonably request.

                (b) Compliance with Governmental Rules. The Borrower will comply, and cause each Subsidiary to comply, in all material respects, with the requirements of all applicable Governmental Rules, including ERISA and all applicable Environmental Laws.

                (c) Payment of Taxes, Etc. The Borrower will pay and discharge, and cause each Subsidiary to pay and discharge, before the same become delinquent, (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property; provided, however, that neither the Borrower nor any Subsidiary shall be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained.

                (d) Maintenance of Insurance. The Borrower will maintain, and cause each Subsidiary to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Subsidiary operates. The Agent shall be named loss payee on all insurance policies of the Borrower or THQ/Jakks providing for the insuring of Collateral, and each insurance policy maintained by the Borrower or any Subsidiary shall require at least 10 days' prior written notice to the Agent before such policy may be modified in any way or cancelled.

                (e) Preservation of Corporate Existence, Etc. The Borrower will preserve and maintain, and cause each Subsidiary to preserve and maintain, its corporate existence (in the jurisdiction of its incorporation), rights (charter and statutory), franchises, approvals, permits and governmental licenses.

                (f) Visitation Rights. At any reasonable time and from time to time, upon reasonable prior notice to the Borrower, the Borrower will permit the Agent and any of the Lenders, or any consultants, agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties and have access to the assets of, the Borrower and its Subsidiaries and to discuss the affairs, finances and accounts of the Borrower and its Subsidiaries with any of their respective officers, directors and employees and with their independent public accountants, including for the purpose of conducting annual Asset Based Audits.

                (g) Keeping of Books. The Borrower will keep, and cause each Subsidiary to keep, proper books of record and account in which full and correct entries shall be made of all financial transactions and of the assets and business of the Borrower and each Subsidiary to the extent necessary to permit the preparation of the financial statements required to be delivered hereunder and under the other Credit Documents.

                (h) Maintenance of Properties, Etc. The Borrower will maintain and preserve, and cause each Subsidiary to maintain and preserve, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

                (i) Transactions with Affiliates. The Borrower will conduct, and cause each Subsidiary to conduct, all transactions otherwise permitted under the Credit Documents with any Affiliate thereof on terms that are fair and reasonable and not less favorable than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate thereof; provided, however, that the Borrower may (i) pay customary and reasonable directors' fees to its directors, (ii) provide customary and reasonable indemnities to its directors and (iii) comply with the terms of the THQ/Jakks Operating Agreement.

        Section 6.2 Negative Covenants. So long as any Commitment is in effect, any Letter of Credit is outstanding or any Obligation remains unpaid, unless compliance has been waived in writing by the Required Lenders, the Borrower will observe the negative covenants set forth below.

                (a) Liens, Etc. The Borrower will not create, incur, assume or suffer to exist, or permit any Subsidiary to create, incur, assume or suffer to exist, any Lien upon or with respect to any of its property of any character (including capital stock, other securities and accounts receivable), whether now owned or hereafter acquired, or sign or file, or permit any Subsidiary to sign or file, under the Uniform Commercial Code of any jurisdiction a financing statement that names the Borrower or any Subsidiary as debtor (except in connection with true leases or Liens permitted by Section 6.2(a)(ii)), or sign, or permit any Subsidiary to sign, any security agreement authorizing any secured party thereunder to file such a financing statement, or assign, or permit any Subsidiary to assign, any accounts receivable; provided, however, that the foregoing restrictions shall not apply to the following:

                        (i) Liens created by any of the Credit Documents;

                        (ii) Liens securing any Debt permitted under Section 6.2(b)(ii), provided that any such Lien is limited to the fixed assets acquired or financed and any subsequent improvements thereto; and

                        (iii) Permitted Liens.

                (b) Debt. The Borrower will not create, incur, assume or suffer to exist, or permit any Subsidiary to create, incur, assume or suffer to exist, any Debt other than the following:

                        (i) Debt of the Credit Parties under the Credit
Documents;

                        (ii) Debt (commonly known as "purchase-money debt") of the Borrower and its Subsidiaries incurred to purchase, or to finance the purchase of, fixed assets; provided, however, that the aggregate principal amount of such Debt shall not exceed $250,000 at any time outstanding;

                        (iii) Capitalized Leases permitted under Section 6.2(c)(ii); and

                        (iv) Debt of Subsidiaries permitted pursuant to Section 6.2(f)(v).

                (c) Lease Obligations. The Borrower will not create, incur, assume or suffer to exist, or permit any Subsidiary to create, incur, assume or suffer to exist, any obligations as lessee (i) for the rental or hire of real or personal property in connection with any sale-and-leaseback transaction or (ii) for the rental or hire of other real or personal property of any kind under leases or agreements to lease (including Capitalized Leases) having an original term of one year or more that would cause the direct or contingent liabilities of the Borrower and its Subsidiaries, on a consolidated basis, in respect of all of such obligations to exceed $2,250,000 payable in any fiscal year.

                (d) Mergers, Etc. The Borrower will not merge or consolidate with or into any Person, sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to any Person, acquire all or substantially all of the stock or other equity interests in any Person (except as permitted by Section 6.2(f)) or acquire all or substantially all of the assets of any Person or of any division, branch or other operational unit thereof, or permit any Subsidiary to do any of the foregoing; provided, however, that (i) the Borrower and its Subsidiaries shall be permitted to make such an acquisition of assets or equity interests if (A) no Default has occurred and is continuing or would be caused by such acquisition, (B) the Borrower gives the Lenders 30 days' (or such shorter period as to which the Required Lenders may agree in writing) prior written notice of such acquisition, (C) the cash consideration paid for all such acquisitions during any calendar year does not exceed $5,000,000 in the aggregate, (D) the total consideration paid for all such acquisitions during any calendar year does not exceed $15,000,000 in the aggregate and (E) the total consideration paid for any such acquisition does not exceed $7,500,000, and (ii) the Borrower may acquire all of the stock of Volition, Inc., solely with stock of the Borrower, for an effective purchase price not exceeding $25,000,000.

                (e) Sales, Etc. of Assets. The Borrower will not sell, lease, transfer or otherwise dispose of, or permit any Subsidiary to sell, lease, transfer or otherwise dispose of, any substantial part of its assets, including any equity interests in any Subsidiary and substantially all assets constituting the business of a division, branch or other operational unit, except in the ordinary course of the Borrower's or such Subsidiary's business.

                (f) Investments in Other Persons. The Borrower will not make, or permit any Subsidiary to make, any loan or advance to any Person, or purchase or otherwise acquire, or permit any Subsidiary to purchase or otherwise acquire, any capital stock, warrants, rights, options, obligations or other equity interests in, make any capital contribution to, or otherwise invest in, any Person; provided, however, that nothing in this section shall prevent any of the following:

                        (i) the Borrower or any Subsidiary from acquiring or holding Cash Equivalents;

                        (ii) the Borrower or any Subsidiary from generating and holding accounts receivable in the ordinary course of business;

                        (iii) the Borrower from acquiring stock or other equity interests in any Person as permitted by Section 6.2(d);

                        (iv) the Borrower from making equity contributions and loans to THQ/Jakks as required by the terms of the THQ/Jakks Operating Agreement;

                        (v) the Borrower from making and/or maintaining loans and other advances to its Subsidiaries in the normal course of business for the normal operating purposes of its Subsidiaries, provided that the aggregate principal amount of such loans and advances does not exceed $3,000,000 at any time outstanding;

                        (vi) the Borrower from making equity contributions to its Subsidiaries in the normal course of business for the normal operating purposes of its Subsidiaries, provided that the aggregate amount of such contributions does not exceed $3,000,000 on a cumulative basis after the date of this Agreement; and

                        (vii) the Borrower or any Subsidiary from making loans and advances to its officers and employees in the ordinary course of business, provided that such not exceeding $1,000,000 in aggregate principal amount for all such loans and advances at any time outstanding.

                (g) Dividends, Etc. The Borrower will not, and will not permit any Subsidiary to, declare or pay any dividends or other distributions, purchase, redeem, retire, defease or otherwise acquire for value any of its equity interests or any warrants, rights or options to acquire such equity interests, now or hereafter outstanding, return any capital to its stockholders as such, or make any distribution of assets, equity interests, warrants, rights, options, obligations or securities to its equity holders as such; provided, however, that (i) the Borrower may declare and pay dividends payable solely in common stock of the Borrower, (ii) THQ/Jakks may declare and make distributions to Jakks Pacific as required by the terms of the

THQ/Jakks Operating Agreement, (iii) any Subsidiary may declare and pay dividends, and declare and make other distributions, to the Borrower and (iv) the Borrower may distribute certificates evidencing, and may redeem, the "Rights" provided for in the Rights Agreement dated as of June 21, 2000 between the Borrower and American Stock Transfer, as Rights Agent, on the terms provided in such Rights Agreement as it exists on the date hereof.

                (h) Maintenance of Ownership of Subsidiaries. The Borrower will not sell, encumber or otherwise dispose of any of its equity interests in any Subsidiary or any warrants, rights or options to acquire such equity interests, or permit any Subsidiary to issue, sell or otherwise dispose of any equity interests or any warrants, rights or options to acquire such equity interests, except to the Borrower.

                (i) Capital Expenditures. The Borrower will not make, or permit any Subsidiary to make, any expenditure for fixed or capital assets that would cause the aggregate of such expenditures to exceed $6,000,000 for the 2000 fiscal year or $2,500,000 for any fiscal year thereafter.

                (j) Maintenance of Ratio of Total Liabilities to Shareholders' Equity. The Borrower will not permit the ratio of (i) the consolidated total liabilities of the Borrower and its Subsidiaries to (ii) the consolidated shareholders' equity of the Borrower and its Subsidiaries to be more than 1.0 to
1.0 as of the end of any fiscal quarter.

                (k) Maintenance of Net Worth. The Borrower will not permit the consolidated net worth of it and its Subsidiaries as of the end of any fiscal year to be less than the sum of (i) $108,000,000 plus (ii) for each fiscal year ending after December 31, 1999, on a cumulative basis, the greater of (A) 90% of any positive net income of the Borrower and its Subsidiaries on a consolidated basis for such fiscal year and (B) $15,000,000.

                (l) Maintenance of Quick Ratio. The Borrower will not permit the ratio of (i) the sum of consolidated cash, Cash Equivalents and accounts receivable of the Borrower and its Subsidiaries to (ii) the consolidated current liabilities of the Borrower and its Subsidiaries to be less than 1.0 to 1.0 as of the end of any fiscal quarter.

                (m) Inventory Turnover. The Borrower will not permit Inventory Turnover to exceed 40 days in respect of any fiscal quarter.

                (n) Operating Profit. The Borrower will not permit any fiscal quarter thereof to pass, commencing with the fiscal quarter ending on September 30, 2000, without the Borrower and its Subsidiaries, on a consolidated basis, making a profit of at least $1.

                (o) Maintenance of Domestic Cash Equivalents. The Borrower will not permit the Cash Equivalents of it and its United States domestic Subsidiaries to be less than (i) $10,000,000 as of March 31 of any year, (ii) $25,000,000 as of June 30 of any year and (iii) $5,000,000 as of September 30 of any year.

                (p) Cleanup Period. The Borrower will not permit any calendar year to pass without there being a period of at least 60 consecutive days in such calendar year during which the Borrower has no Advances outstanding.

                (q) Use of Advances and Letters of Credit. The Borrower will not use the proceeds of any Advance other than for seasonal working capital, and other general corporate purposes, of the Borrower and its Subsidiaries. The Borrower will not request, or permit THQI to request, the issuance of any Letter of Credit other than for the purchase of inventory from any Sony, Nintendo, Sega or Microsoft Affiliate or from any supplier of packaging.

                (r) Amendment, Etc. of Material Contracts. The Borrower will not, and will not permit any Subsidiary to, cancel or terminate any Material Contract or consent to or accept any cancellation or termination thereof. The Borrower will not, and will not permit any Subsidiary to, (a) amend or otherwise modify any Material Contract or give any consent, waiver or approval thereunder,
(b) waive any default under, or breach of, any Material Contract, (c) agree in any manner to any other amendment, modification or change of any term or condition of any Material Contract or (d) take any other action in connection with any Material Contract, except in each case described in clause (a), (b),
(c) or (d) above to the extent that doing so could not reasonably be expected to have a material and adverse effect on the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower or such Subsidiary, as the case may be.


                                   ARTICLE 7.
                                EVENTS OF DEFAULT

        Section 7.1 Events of Default. If any one or more of the following events (each an "Event of Default") occurs and is continuing:

                (a) the Borrower fails to pay any Obligation when due;

                (b) any representation or warranty made by any Credit Party or any Subsidiary (or any of their respective officers) in or in connection with any Credit Document proves to have been incorrect in any material respect when made;

                (c) any Credit Party fails to perform or observe any term, covenant or agreement in Section 6.1(a)(i), (a)(ii), (a)(xi), (d) or (e) hereof or Section 6.2 hereof or in Section 4, 5, 7(a), 8, 9 or 11 of the Security Agreement or the Guarantor Security Agreement on its part to be performed or observed; or any Credit Party fails to perform or observe any other term, covenant or agreement of any Credit Document on its part to be performed or observed, and the same is not remedied within 30 days after written notice thereof has been given to the Borrower by the Agent;

                (d) any Credit Party or any Subsidiary fails to pay any principal of any Debt thereof outstanding in a principal amount of at least $100,000 in the aggregate (excluding the Obligations), or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure continues after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; any other event occurs or condition exists under any agreement or instrument relating to any such Debt and continues after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt is declared to be due and payable, or is required to be prepaid, redeemed, purchased or defeased (other than by a regularly scheduled required prepayment, redemption, purchase or defeasance), or an offer to prepay, redeem, purchase or defease such Debt is required to be made, in each case before the stated maturity thereof;

                (e) any Credit Party or any Subsidiary generally does not pay its debts as such debts become due, admits in writing its inability to pay its debts generally or makes a general assignment for the benefit of creditors; any proceeding is instituted by or against any Credit Party or any Subsidiary seeking to adjudicate it a bankrupt or insolvent, seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property; or any Credit Party or any Subsidiary takes any corporate or equivalent action to authorize any of the actions set forth above in this Section 7.1(e);

                (f) any single judgment or order for the payment of money in excess of $500,000 is rendered against any Credit Party or any Subsidiary, or two or more judgments or orders for the payment of money in excess of $1,000,000 are rendered against any Credit Party or any Subsidiary, and either (i) enforcement proceedings are commenced by any creditor upon such judgment(s) or order(s) or (ii) there is any period of 30 consecutive days during which a stay of enforcement of such judgment(s) or order(s), by reason of a pending appeal or otherwise, is not in effect, unless such judgment or order has been vacated, satisfied, dismissed, or bonded pending appeal;

                (g) there occurs, in the reasonable judgment of the Required Lenders, any material and adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of any Credit Party or any Subsidiary;

                (h) any provision of any Credit Document for any reason ceases to be valid and binding on or enforceable against, in any material respect, any Credit Party that is a party thereto, or such Credit Party so states in writing; or

                (i) for any reason except to the extent permitted by the terms of the Security Agreement or the Guarantor Security Agreement, there ceases to be a valid and perfected first-priority security interest in favor of the Agent in any of the Collateral purported to be covered by either of such agreements;

then, and in any such event, the Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the obligation of each Lender to make Advances, and the obligation of the Issuing Bank to issue Letters of Credit, to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Obligations, all interest thereon and all other amounts payable under this Agreement and the other Credit Documents to be forthwith due and payable, whereupon (A) the Obligations, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower, and (B) to the extent any Letters of Credit are then outstanding, the Borrower will deposit with and pledge to the Agent cash collateral in the aggregate Letter of Credit Amount of such Letters of Credit; provided, however, that, in the event of an actual or deemed entry of an order for relief with respect to any Credit Party or any Subsidiary under the Federal Bankruptcy Code, (x) the obligation of each Lender to make Advances and of the Issuing Bank to issue Letters of Credit shall be terminated automatically, and
(y) the Advances, all such interest and all such amounts (including such cash collateral) shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.


                                   ARTICLE 8.
                                    THE AGENT

        Section 8.1 Authorization and Action. Each Lender hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by the Credit Documents (including enforcement of and collection under the Credit Documents), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; provided, however, that the Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to the Credit Documents or applicable law.

        Section 8.2 Agent's Reliance, Etc. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Credit Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent (a) may treat any Lender that has signed this Agreement or an Assignment and Acceptance as the holder of the applicable portion of the Obligations; (b) may consult with legal counsel (including legal counsel for any Credit Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such legal counsel, accountants or experts; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with the Credit Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Credit Document on the part of any Credit Party or to inspect the property (including the books and records) of any Credit Party; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Credit Document or any other instrument or document furnished pursuant thereto; and (f) shall incur no liability under or in respect of any Credit Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier or otherwise) believed by it to be genuine and signed or sent by the proper party or parties.

        Section 8.3 UBOC and Affiliates. With respect to its Commitment, the Advances made by it, the Note issued to it and the Letters of Credit participated in by it, UBOC shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include UBOC in its individual capacity (including in its capacity as Issuing Bank). UBOC and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, any Credit Party, any Subsidiary and any Person that may do business with or own securities of any Credit Party or any Subsidiary, all as if UBOC were not the Agent and without any duty to account therefor to the Lenders.

        Section 8.4 Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance on the Agent or any other Lender and based on the financial statements referred to in Section 5.5 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance on the Agent or any other Lender and based on such documents and information as it deems appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

        Section 8.5 Indemnification. The Lenders agree to indemnify the Agent (to the extent not promptly reimbursed by the Borrower), ratably according to the respective principal amounts of the Obligations then held by each of them (or, if no Obligations are at the time outstanding or if any Obligations are then held by Persons that are not Lenders, ratably according to the respective amounts of their Commitments), from and against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of any of the Credit Documents or any action taken or omitted by the Agent under any of the Credit Documents; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any costs and expenses payable by the Borrower under Section 9.4, to the extent that the Agent is not promptly reimbursed for such costs and expenses by the Borrower.

        Section 8.6 Successor Agent. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower and may be removed at any time with or without cause with the written approval of the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent. If no successor Agent has been so appointed by the Required Lenders, and has accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or of any state thereof and having a combined capital and surplus of at least $1,000,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Credit Documents. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was agent under this Agreement.

        Section 8.7 Agent as Collateral Holder.

                (a) Except for action expressly required of the Agent hereunder or under any other Credit Document as holder of any Collateral, the Agent shall in all cases be fully justified in refusing to act hereunder and thereunder unless it is further indemnified to its satisfaction by the Lenders, proportionately in accordance with the Obligations then due and payable to each of them, against all liability and expense that may be incurred by the Agent by reason of taking or continuing to take any such action.

                (b) Except as expressly provided herein or in any other Credit Document, the Agent shall have no duty to take any affirmative steps with respect to the collection of amounts payable in respect of the Collateral. The Agent shall incur no liability as a result of any private sale of the Collateral.

                (c) The Lenders hereby consent, and agree upon written request by the Agent to execute and deliver such instruments and other documents as the Agent may deem desirable to confirm such consent, to the release of the Liens on the Collateral, including any release in connection with any sale, transfer or other disposition of the Collateral or any part thereof, in accordance with the Credit Documents.

                (d) The Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that the Agent accords its own property, it being understood that neither the Agent nor any Lender shall have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Agent or any Lender is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Collateral.

        Section 8.8 Lenders' Responsibilities.

                (a) Each Lender represents and warrants to the Agent as follows:
(i) such Lender is entitled to receive any payments under this Agreement without the withholding of any tax; (ii) if such Lender is not organized under the laws of the United States of America or a state thereof but is lawfully engaged in the conduct of a trade or business in the United States of America, payments to such Lender under this Agreement are, or are reasonably expected to be, effectively connected with the conduct of such trade or business and are or will be includable in such Lender's gross income; and (iii) if such Lender is not engaged in a trade or business in the United States of America to which payments to such Lender under this Agreement are, or are reasonably expected to be, effectively connected, such Lender is entitled to the benefits of a tax convention that exempts income earned by such Lender in respect of this Agreement from United States withholding tax, and such Lender has satisfied all requirements to qualify for such exemption. Each Lender will reimburse and indemnify the Agent for, and hold the Agent harmless from and against, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever that may be imposed upon, incurred by or asserted against Agent due to its reliance upon the representations of such Lender contained in this section. Unless the Agent receives written notice to the contrary, each Lender shall be deemed to have made the representations contained in this section for the current and each subsequent tax year of such Lender.

                (b) Each Lender will promptly furnish to the Agent such forms, certifications, statements and other documents as the Agent may reasonably request from time to time to evidence such Lender's exemption from withholding of any tax imposed by any jurisdiction in respect of payments hereunder or to enable the Agent to comply with any applicable Governmental Rules relating thereto. Each Lender agrees that it will, immediately upon request by the Agent, furnish to the Agent such forms of the Internal Revenue Service, or such other forms, certifications, statements and documents, duly executed and completed by such Lender, as required to evidence such Lender's exemption from the withholding of U.S. tax with respect to payments hereunder. If any Lender determines that, as a result of any change in any applicable Governmental Rule or in any application or interpretation thereof by any Governmental Person charged with the administration thereof, it ceases to qualify for exemption from any tax imposed by any jurisdiction with respect to payments hereunder, such Lender will promptly notify the Agent of such fact, and the Agent may, but shall not be obligated to, withhold the amount of any such applicable tax from amounts payable to such Lender hereunder. The Agent shall not be obligated to make any payment to any Lender hereunder, and the Agent may withhold the amount of any applicable tax from amounts payable to such Lender hereunder, until such Lender has furnished to the Agent each form, certification, statement and document required to be delivered by such Lender to the Agent in accordance with this section.


                                   ARTICLE 9.
                                  MISCELLANEOUS

        Section 9.1 Amendments, Etc. No amendment or waiver of any provision of this Agreement, or consent to any departure by the Borrower therefrom, shall be effective unless in writing and signed or consented to (in writing) by the Required Lenders and, in the case of amendments, the Borrower, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed or consented to (in writing) by all of the Lenders, do any of the following: (a) waive any of the conditions specified in Article 4; (b) increase the Commitments of the Lenders or subject the Lenders to any additional obligations; (c) release any Collateral, except in accordance with the terms of the Credit

Documents; (d) reduce the principal of, or interest on, the Advances or any fees or other amounts payable hereunder; (e) postpone any date fixed for (i) payment of principal of, or interest on, the Advances, (ii) reimbursement of drawings under Letters of Credit or (iii) payment of fees or other amounts payable hereunder; (f) change the percentage of the Commitments or of the Obligations outstanding, or the number of Lenders, required for the Lenders or any of them to take any action hereunder; or (g) amend this Section 9.1; further provided, however, that no amendment, waiver or consent shall, unless in writing and signed or consented to (in writing) by the Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Agent under this Agreement or any other Credit Document.

        Section 9.2 Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including by telecopier) and shall be mailed, telecopied or delivered, if to the Borrower, to it at 27001 Agoura Road, Suite 325, Calabasas Hills, California 91301, telecopier number 818-871-7420,
Attention: Fred Gysi, Senior Vice President, Finance & Administration and Chief Financial Officer; if to any Lender, to it at the address or telecopier number set forth below its name on the signature pages hereof or in the Assignment and Acceptance by which it became a party hereto; if to the Agent, to it at 445 South Figueroa Street, Los Angeles, California 90071, telecopier number 213-236-7635, Attention: Ann Forbes, Vice President; or, as to each party, to it at such other address or telecopier number as designated by such party in a written notice to the other parties. All such notices and communications shall be deemed received, (a) if personally delivered, upon delivery, (b) if sent by first-class mail, on the third Business Day following deposit into the mails and
(c) if sent by telecopier, on the Business Day following such sending, except that notices and communications to the Agent pursuant to Article 2 or 8 shall not be effective until received by the Agent.

        Section 9.3 No Waiver; Remedies. No failure on the part of any Lender or the Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, and no single or partial exercise of any such right shall preclude any other or further exercise thereof or the exercise of any other right. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

        Section 9.4 Costs and Expenses. The Borrower agrees to pay on demand (a) all costs and expenses of the Agent in connection with the preparation, execution, delivery, administration, modification and amendment of this Agreement, the other Credit Documents and the other documents to be delivered hereunder, including (i) the reasonable fees and out-of-pocket expenses of legal counsel for the Agent with respect thereto and with respect to advising the Agent as to its rights and responsibilities, or the perfection, protection or reservation of rights or interests, under this Agreement, the other Credit Documents and such other documents to be delivered hereunder, and (ii) the fees and expenses of any consultants, auditors or accountants engaged by the Agent pursuant hereto (including for Asset Based Audits), and (b) all costs and expenses of the Agent and the Lenders (including reasonable attorneys' fees and expenses of the Agent and the Lenders) in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the other Credit Documents and the other documents to be delivered hereunder, whether in any action, suit or litigation, any bankruptcy, insolvency or similar proceeding or otherwise.

        Section 9.5 Indemnification.

                (a) The Borrower hereby agrees to indemnify and hold harmless the Agent and each Lender and each of their respective officers, directors, employees, agents, advisors and Affiliates (each an "Indemnified Person") from and against all claims, damages, losses, liabilities, costs and expenses (including reasonable attorneys' fees and expenses, whether or not such Indemnified Person is named as a party to any proceeding or is otherwise subjected to judicial or legal process arising from any such proceeding) that any of them may incur, or that may be claimed, asserted or awarded against any of them by any Person, in each case arising out of, related to or in connection with, or in connection with the preparation for a defense of any investigation, litigation or proceeding arising out of, related to or in connection with, any Credit Document, any Advance, any Letter of Credit or the consummation of any transaction contemplated hereby or thereby, the transfer of or payment or failure to pay under any Letter of Credit or the use by the Borrower or the beneficiary of any Letter of Credit of the proceeds of any Advance or of any drawing under any Letter of Credit, except to the extent that any such claim, damage, loss, liability, cost or expense is found in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Person's gross negligence or willful misconduct.

                (b) The Borrower hereby agrees to indemnify each Indemnified Person from and against any and all claims, demands, actions, damages (including all foreseeable and unforeseeable consequential damages), losses, assessments, liabilities and expenses (including reasonable fees and expenses of counsel) that may be incurred by or awarded against any Indemnified Person, in each case arising out of or in connection with or by reason of, or in connection with the preparation for a defense of, any investigation, litigation or proceeding arising out of, related to or in connection with (i) the actual or alleged presence of any Hazardous Material in, on or under (A) any property owned or operated by the Borrower or any Subsidiary, (B) any property to which any Hazardous Material has migrated from any property owned or operated by the Borrower or any Subsidiary or (C) any property at which the Borrower or any Subsidiary thereof has disposed of any Hazardous Material (whether or not legal at the time of such disposal) or (ii) any Environmental Proceeding relating in any way to the Borrower or any Subsidiary thereof, in any case whether or not such investigation, litigation or proceeding is brought by the Borrower, any Subsidiary thereof, any of their respective directors, shareholders or creditors or an Indemnified Person, whether or not any Indemnified Person is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated.

        Section 9.6 Right of Setoff. Upon (a) the occurrence and during the continuation of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 7.1 to authorize the Agent to declare the Obligations due and payable pursuant to the provisions of Section 7.1, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any or all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any or all of the obligations of the Borrower now or hereafter existing under this Agreement and the other Credit Documents, irrespective of whether such Lender has made any demand under this Agreement or any such other Credit Document and although such obligations may be unmatured. Each Lender agrees to notify the Borrower promptly after any such setoff and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this section are in addition to other rights and remedies (including other rights of setoff) that such Lender may have.

        Section 9.7 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Agent and the Lenders and their respective successors and assigns, except that (a) the Borrower shall not have the right to assign any of its rights and obligations hereunder without the prior written consent of the Required Lenders and (b) the Lenders shall have the right to assign their respective rights and obligations hereunder only in accordance with Section 9.8.

        Section 9.8 Assignments and Participations.

                (a) Each Lender may assign to one or more banks or other entities acceptable to the Agent, in the exercise of its reasonable discretion, all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment, the Advances owing to it and its participations in outstanding Letters of Credit); provided, however, that (i) except in the case of an assignment to a Person that, immediately before such assignment, was a Lender, the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than the lesser of (A) the entire Commitment of such Lender at such time and (B) $5,000,000 and (ii) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with a processing and recording fee of $3,500. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least 5 Business Days after the date of delivery thereof to the Agent or, if so specified in such Assignment and Acceptance, the date of acceptance thereof by the Agent, (i) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender hereunder and (ii) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto, except that such Lender shall continue to be an "Indemnified Person" under Section 9.5).

                (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statement, warranty or representation made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Credit Party or any Subsidiary or the performance or observance by any Credit Party of any of its obligations under any Credit Document or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in
Section 5.5 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender and based on such documents and information as it may deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Documents are required to be performed by it as a Lender.

                (c) The Agent shall maintain at its address set forth in Section
9.2 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and the principal amount of Obligations owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, the Agent shall, if such Assignment and Acceptance has been completed and is in proper form and if such assignee is acceptable to the Agent, in the exercise of its reasonable discretion, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower.

                (e) Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments, the Advances owing to it and its participations in outstanding Letters of Credit); provided, however, that (i) such Lender's obligations under this Agreement (including its Commitment) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iii) the Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and (iv) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of any Credit Document, or any consent to any departure by any Credit Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Advances, the amount to be reimbursed in respect of any drawing under a Letter of Credit or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, postpone any date fixed for any payment of principal of, or interest on, the Advances, the amount to be reimbursed in respect of any drawing under a Letter of Credit or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or release all or substantially all of the Collateral, except as provided in the Credit Documents.

                (f) Any Lender may, in connection with any assignment or participation or proposed assigned or participation pursuant to this Section 9.8, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower that was furnished to such Lender by or on behalf of the Borrower.

        Section 9.9 Governing Law. THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THE STATE OF CALIFORNIA.

        Section 9.10 Headings. The section and subsection headings used herein have been inserted for convenience of reference only and do not constitute matters to be considered in interpreting this Agreement.

        Section 9.11 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

        Section 9.12 Alternative Dispute Resolution

                (a) Claims Subject to Judicial Reference; Selection of Referee. All Claims involving the Borrower, including any and all questions of law or fact relating thereto, shall, at the written request of the Borrower or the Agent (together the "Parties"), be determined by Reference. The Parties shall select a single neutral referee, who shall be a retired state- or federal-court judge with at least 5 years of judicial experience in civil matters. In the event that the Parties cannot agree upon a referee, the referee shall be appointed by a court having jurisdiction over the same. The Borrower, on the one hand, and the Lenders, on the other hand, shall bear equally the fees and expenses of the referee unless the referee provides otherwise in the statement of decision.

                (b) Conduct of Reference. Except as otherwise provided in this Agreement, any Reference shall be conducted pursuant to the laws of the State of California. The referee shall determine all issues relating to the applicability, interpretation, legality and enforceability of this Agreement and the other Credit Documents.

                (c) Provisional Remedies, Self-Help and Foreclosure. No provision of this Agreement shall limit the right of any Party (i) to exercise self-help remedies, including setoff, (ii) to foreclose against or sell any collateral, by power of sale or otherwise, or (iii) to obtain or oppose provisional or ancillary remedies from a court of competent jurisdiction before, after or during the pendency of a Reference. The exercise of, or opposition to, any such remedy does not waive the right of any Party to Reference pursuant to this Agreement.

                (d) Limitation on Damages. In the event that punitive damages are permitted under the law of the State of California, the amount thereof shall not exceed a sum equal to three times the amount of actual damages as determined by the referee.

                (e) Severability. In the event that any provision of any Credit Document is found to be illegal or unenforceable, the remainder of such Credit Document shall remain in full force and effect.

                (f) Miscellaneous. In the event that multiple claims are asserted, some of which are found not subject to the provisions of this Section 9.12, the Parties agree to stay the proceedings of the claims not subject to this Section 9.12 until all other claims are resolved in accordance with this
Section 9.12. In the event that claims are asserted against multiple parties, some of which are not subject to this Section 9.12, the Parties agree to sever the claims subject to this Section 9.12 and resolve them in accordance with this
Section 9.12. In the event of any challenge to the legality or enforceability of this Section 9.12, the prevailing Party shall be entitled to recover the costs and expenses, including reasonable attorneys' fees, incurred by it in connection therewith.

                (g) WAIVER OF JURY TRIAL. IN CONNECTION WITH ANY REFERENCE OR ANY OTHER ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER BROUGHT IN STATE OR FEDERAL COURT, THE BORROWER, THE LENDERS AND THE AGENT HEREBY EXPRESSLY, INTENTIONALLY AND IRREVOCABLY WAIVE ANY RIGHT THEY MAY OTHERWISE HAVE TO TRIAL BY JURY OF ANY CLAIM.


                                          THQ INC.


                                          By:
                                             -----------------------------------
                                             Fred Gysi
                                             Senior Vice President,
                                             Finance & Administration
                                             & Chief Financial Officer



Commitment of Lender

$27,500,000                               UNION BANK OF CALIFORNIA, N.A.,
                                            as Administrative Agent, Syndication
                                            Agent, Arranger and Lender


                                            By:
                                               ---------------------------------

                                            Name:
                                                 -------------------------------

                                            Title:
                                                  ------------------------------

                                            Union Bank of California, N.A.
                                            445 South Figueroa Street
                                            Los Angeles, California 90071
                                            Telecopier: 213-236-7635
                                            Attention: Ann Forbes

$15,000,000                               BNP PARIBAS


                                            By:
                                               ---------------------------------

                                            Name:
                                                 -------------------------------

                                            Title:
                                                  ------------------------------

                                          BNP Paribas
                                          180 Montgomery Street
                                          San Francisco, California 94104
                                          Telecopier: 415-434-4912
                                          Attention: Inga Buschbaum



$7,500,000                                PACIFIC CENTURY BANK, N.A.


                                            By:
                                               ---------------------------------

                                            Name:
                                                 -------------------------------

                                            Title:
                                                  ------------------------------

                                          Pacific Century Bank, N.A.
                                          16030 Ventura Boulevard
                                          Encino, California 91436
                                          Telecopier: 818-379-1620
                                          Attention: Jill Schuberth

                                                                      SCHEDULE 1


             FACILITY AMOUNT, DOMESTIC SUBLIMIT AND ADVANCE SUBLIMIT



I.      Facility Amount

        Month                Amount
        -----                ------
        January              $40,000,000
        February             $25,000,000
        March                $25,000,000
        April                $25,000,000
        May                  $25,000,000
        June                 $25,000,000
        July                 $25,000,000
        August               $25,000,000
        September            $40,000,000
        October              $50,000,000
        November             $50,000,000
        December             $50,000,000


II.     Domestic Sublimit

        Month                Amount
        -----                ------
        January              $35,000,000
        February             $20,000,000
        March                $20,000,000
        April                $20,000,000
        May                  $20,000,000
        June                 $20,000,000
        July                 $20,000,000
        August               $20,000,000
        September            $35,000,000
        October              $50,000,000
        November             $50,000,000
        December             $50,000,000

III.    Advance Sublimit

        Month                   Amount
        -----                   ------
        January                 $35,000,000
        February                $15,000,000
        March                   $15,000,000
        April                   $15,000,000
        May                     $15,000,000
        June                    $15,000,000
        July                    $15,000,000
        August                  $15,000,000
        September               $15,000,000
        October 1 through
           October 14           $30,000,000
        October 15 through
           October 31           $50,000,000
        November                $50,000,000
        December 1 through
           December 15          $50,000,000
        December 16 through
           December 31          $35,000,000


                                                                      SCHEDULE 2


                                  SUBSIDIARIES


                             Jurisdiction                 Direct                Percentage
Subsidiary                   of Organization              Owner                 Ownership
----------                   ---------------              ------                ----------
Black Pearl Software,                                     THQ Inc.                   100%
Inc. (in dissolution)        Illinois

GameFx, Inc.                 Delaware                     THQ Inc.                   100%

Genetic Anomalies, Inc.      Delaware                     THQ Inc.                   100%

Pacific Coast Power                                       THQ Inc.                   100%
and Light Company            California

T.HQ Deutschland                                          THQ Inc.                   100%
GmbH (in liquidation)        Germany

THQ International                                         THQ Inc.                   100%
(Holdings) Ltd.              England

T.HQ International,                                       THQ Inc.                   100%
Ltd.                         England

THQ/Jakks Pacific,                                        THQ Inc.                    50%
LLC                          Delaware

Rushware Microhandels-                                    THQ Holdings               100%
gesellschaft mbH             Germany

THQ Asia Pacific Pty                                      THQ Holdings               100%
Ltd.                         Australia

THQ France                   France                       THQ Holdings               100%

Softgold Computerspiele      Germany                      Rushware-Microhan-         100%
GmbH                                                      delsgesellschaft mbH

ABC Spielspass GmbH          Germany                      Rushware-Microhan-         100%
                                                          delsgesellschaft mbH

--------------------------------------------------------------------------------

                                   $50,000,000


                           REVOLVING CREDIT AGREEMENT


                                      among


                                    THQ INC.


                                       and


                            THE LENDERS NAMED HEREIN


                                       and


                         UNION BANK OF CALIFORNIA, N.A.,
             as Administrative Agent, Syndication Agent and Arranger




                                 August 31, 2000


--------------------------------------------------------------------------------

                                Table of Contents

                                                                                          Page
                                                                                          ----
ARTICLE 1. INTERPRETATION AND DEFINITIONS....................................................1
        Section 1.1 Definitions..............................................................1
        Section 1.2 Accounting Terms........................................................10
        Section 1.3 Interpretation..........................................................10

ARTICLE 2. COMMITMENTS......................................................................10
        Section 2.1 Commitments.............................................................10
        Section 2.2 Fees....................................................................11
        Section 2.3 Mandatory Prepayment of Advances and Pledge of Cash Collateral..........12
        Section 2.4 Making Advances.........................................................13
        Section 2.5 Repayment...............................................................15
        Section 2.6 Interest................................................................16
        Section 2.7 Prepayments.............................................................16
        Section 2.8 Conversion of Advances..................................................16
        Section 2.9 Issuance of Letters of Credit...........................................17
        Section 2.10 Drawing and Reimbursement..............................................18
        Section 2.11 Obligations Absolute...................................................18
        Section 2.12 Limits of Liability of Agent and Lenders...............................19
        Section 2.13 Payments...............................................................19
        Section 2.14 Computation of Interest and Fees.......................................20
        Section 2.15 Payments on Non-Business Days..........................................20
        Section 2.16 Sharing of Payments, Etc. .............................................20
        Section 2.17 Evidence of Debt.......................................................21
        Section 2.18 Payments under Old Credit Agreements...................................21

ARTICLE 3. YIELD PROTECTION.................................................................21
        Section 3.1 Increased LIBOR Advance Costs...........................................21
        Section 3.2 Illegality..............................................................21
        Section 3.3 Inadequacy of LIBOR.....................................................22
        Section 3.4 Increased Letter of Credit Costs........................................22
        Section 3.5 Capital Adequacy........................................................22
        Section 3.6 Funding Losses..........................................................23

ARTICLE 4. CONDITIONS OF LENDING............................................................23
        Section 4.1 Initial Advance or Letter of Credit.....................................23
        Section 4.2 Advances................................................................25
        Section 4.3 Letters of Credit.......................................................26
        Section 4.4 Determinations under Section 4.1........................................26

ARTICLE 5. REPRESENTATIONS AND WARRANTIES...................................................27
        Section 5.1 Corporate Existence and Power...........................................27
        Section 5.2 Authorization...........................................................27


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
        Section 5.3 Governmental Action.....................................................27
        Section 5.4 Binding Effect..........................................................27
        Section 5.5 Financial Information...................................................28
        Section 5.6 Other Information.......................................................28
        Section 5.7 Litigation..............................................................28
        Section 5.8 Subsidiaries............................................................28
        Section 5.9 Intellectual Property...................................................29
        Section 5.10 Fire, Etc. ............................................................29
        Section 5.11 Burdensome Agreements..................................................29
        Section 5.12 Taxes..................................................................29
        Section 5.13 Title to Property......................................................29
        Section 5.14 Margin Stock...........................................................29
        Section 5.15 ERISA..................................................................29
        Section 5.16 Solvency...............................................................30

ARTICLE 6. COVENANTS........................................................................30
        Section 6.1 Affirmative Covenants...................................................30
        Section 6.2 Negative Covenants......................................................33

ARTICLE 7. EVENTS OF DEFAULT................................................................37
        Section 7.1 Events of Default.......................................................37

ARTICLE 8. THE AGENT........................................................................39
        Section 8.1 Authorization and Action................................................39
        Section 8.2 Agent's Reliance, Etc. .................................................39
        Section 8.3 UBOC and Affiliates.....................................................40
        Section 8.4 Lender Credit Decision..................................................40
        Section 8.5 Indemnification.........................................................40
        Section 8.6 Successor Agent.........................................................40
        Section 8.7 Agent as Collateral Holder..............................................41

ARTICLE 9. MISCELLANEOUS....................................................................42
        Section 9.1 Amendments, Etc. .......................................................42
        Section 9.2 Notices, Etc. ..........................................................43
        Section 9.3 No Waiver; Remedies.....................................................43
        Section 9.4 Costs and Expenses......................................................43
        Section 9.5 Indemnification.........................................................44
        Section 9.6 Right of Setoff.........................................................44
        Section 9.7 Binding Effect..........................................................45
        Section 9.8 Assignments and Participations..........................................45
        Section 9.9 Governing Law...........................................................47
        Section 9.10 Headings...............................................................47
        Section 9.11 Execution in Counterparts..............................................47
        Section 9.12 Alternative Dispute Resolution.........................................47


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
        Schedule 1:   Facility Amount, Domestic Sublimit and Advance Sublimit
        Schedule 2:   Subsidiaries


        Exhibit A:    Revolving Note
        Exhibit B:    Notice of Borrowing
        Exhibit C     Notice of Conversion/Continuation
        Exhibit D     Assignment and Acceptance



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